Exhibit 99.(k)(3)

EXECUTION COPY

CREDIT AGREEMENT

dated as of December 12, 2008

among

CREDIT SUISSE HIGH YIELD BOND FUND,

STATE STREET BANK AND TRUST COMPANY,

and the other lending institutions party hereto

and

STATE STREET BANK AND TRUST COMPANY,

in its capacity as Agent

(continued)

2

(continued)

3

(continued)

		Page

SECTION 9.11.	Interest Rate Limitation	50
SECTION 9.12.	Survival	50
SECTION 9.13.	Miscellaneous	50

Exhibits:

Exhibit A -             Form of Note

Exhibit B -              Form of Notice of Borrowing

Exhibit C -              Form of Notice of Conversion

Exhibit D -              Form of Borrowing Base Report

Exhibit E -              Form of Assignment and Acceptance

Exhibit F -              Form of Statutory Coverage Ratio Certificate

Exhibit G -              Form of Compliance Certificate

Exhibit H -              Form of Notice of Repayment

Schedules:

Schedule 1 -                               Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

Schedule 2 -          Pricing Procedures

Schedule 3 -          Schedule of Exceptions to Financial Bring-down

4

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of December 12, 2008 by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”).

The parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01.     Definitions. The following terms, as used herein, have the following meanings:

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus (b) the Total Liabilities that are not Senior Securities Representing Indebtedness. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

“Adjusted LIBOR Offered Rate” applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage. The Adjusted LIBOR Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

“Adverse Claim” means any Lien or other right, claim, encumbrance or any other type of preferential arrangement in, of or on any Person’s assets or properties (including the segregation thereof or the deposit thereof to satisfy margin or other requirements) in favor of any other Person other than, in the case of the Borrower, Liens permitted under Section 5.08(a), (b) or (c).

“Affiliate” has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act.

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On the Effective Date, the Aggregate Commitment Amount is $75,000,000.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Applicable Law” means, with respect to any Person, any Law of any Authority, including, without limitation, all Federal and state banking or securities laws, to which such Person is subject or by which it or any of its property is bound.

“Applicable Lending Office” means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its LIBOR Lending Office.

“Applicable Rate” means, at all times from and after the Effective Date and during the applicable periods set forth below, (a) with respect to each Base Rate Loan and each LIBOR Loan, the percentage set forth below under the heading “Loan Rate”, and (b) with respect to the facility fee payable pursuant to Section 2.07(a), the percentage set forth below under the heading “Fee Rate”:

	Loan Rate	Fee Rate
Whenever the Statutory Coverage Ratio is greater than or equal to 5.00:1.00	1.00%	0.20%
All other times	1.25%	0.30%

Changes in the Applicable Rate resulting from a change in the Statutory Coverage Ratio shall be based upon the Statutory Coverage Ratio Certificate most recently delivered pursuant to Section 2.02 or Section 5.01(d), and shall become effective one Domestic Business Day after the delivery thereof. Notwithstanding anything to the contrary in this definition, if the Borrower shall fail to deliver to the Agent any Statutory Coverage Ratio Certificate on or prior to any date required hereby, the Statutory Coverage Ratio for purposes of this defined term only shall be deemed to be less than 5.00:1.00 from and including the first Domestic Business Day after such date to but excluding the first Business Day following the date of delivery to the Agent of a Statutory Coverage Ratio Certificate pursuant hereto.

“Approved Borrowing Amount” means (a) $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) such lesser amount as shall be equal to the excess of the Aggregate Commitment Amount over the aggregate outstanding principal balance of all Loans.

“Asset Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner such Value is required to be computed by the Borrower in accordance with the Pricing Procedures and Applicable Law, including, without limitation, the Investment Company Act; provided that:

(a) the Asset Value of any asset shall be net of the Borrower’s liabilities relating thereto, including without limitation all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b) when calculating the “Asset Value” of any asset, the Borrower shall calculate such value in good faith in accordance with the Pricing Procedures; provided, further, that (i) with respect to any asset that is not valued daily, the Asset Value of such asset shall be deemed zero for purposes of this definition, (ii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed zero for purposes of this definition, and (iii) with respect to any asset that is valued higher than either of the following

(the “Base Price”): (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Borrower’s investment adviser, or that is otherwise not independent), the Asset Value of such asset shall be deemed to be the Base Price for purposes of this definition.

“Assignee” has the meaning set forth in Section 9.06(c) hereof.

“Assignment and Acceptance” has the meaning set forth in Section 9.06(c) hereof.

“Authority” means any governmental or quasi-governmental authority (including the Financial Industry Regulatory Authority, stock exchanges, the SEC and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic), whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

“Authorized Signatory” means any duly authorized officer or other authorized Person of the Borrower, provided that the Agent shall have received a manually signed certificate of an officer of the Borrower bearing a manual specimen signature of such officer or other Person and such officer or other Person shall be reasonably satisfactory to the Agent.

“Bank” means each of State Street, each lender named on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c) hereof, and their respective successors.

“Base Rate” means, as of any day, the highest of (a) the annual rate of interest announced from time to time by State Street Bank and Trust Company at its head office in Boston, Massachusetts, as its “prime rate”, as in effect on that day, (b) the Applicable Rate plus the Federal Funds Rate as in effect on that day, and (c) the Applicable Rate plus the Overnight LIBOR Rate as in effect on that day.

“Base Rate Loans” means Loans bearing interest calculated by reference to the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, at the relevant time of reference thereto, an amount equal to the sum of the following items to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles:

(i)                                     90% of the aggregate Asset Value of all Eligible Government Securities;

(ii)                                  80% of the aggregate Asset Value of all Eligible Commercial Paper;

(iii)                               70% of the aggregate Asset Value of all Tier 1 Corporate Debt Securities;

(iv)                              60% of the aggregate Asset Value of all Tier 2 Corporate Debt Securities;

(v)                                 50% of the aggregate Asset Value of all Tier 3 Corporate Debt Securities; and

(vi)          10% of the aggregate Asset Value of all Tier 4 Corporate Debt Securities;

provided, however, that

(1)           if, but for this clause (1), in excess of 20% of the Borrowing Base value of all Eligible Commercial Paper and Tier 1 Corporate Debt Securities would be attributable to a single issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(2)           if, but for this clause (2), in excess of 10% of the Borrowing Base value of all Tier 2 Corporate Debt Securities and Tier 3 Corporate Debt Securities would be attributable to a single issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(3)           if, but for this clause (3), in excess of 5% of the Borrowing Base value of all Tier 4 Corporate Debt Securities would be attributable to a single issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4)           if, but for this clause (4), in excess of 5% of the Borrowing Base value would be attributable to a single Foreign Issuer, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(5)           if, but for this clause (5), in excess of 15% of the Borrowing Base value would be attributable to Foreign Issuers, the amount of such excess shall not be included in the calculation of the Borrowing Base.

“Borrowing Base Report” means a Borrowing Base Report for the Borrower signed by an Authorized Signatory of the Borrower and in substantially the form of Exhibit D attached hereto.

“Borrowing Date” means the Domestic Business Day or LIBOR Business Day, as the case may be, on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.02(a) hereof.

“Calculation Date” has the meaning set forth in Section 5.01(e) hereof.

“Charter Documents” means, collectively, the Borrower’s Declaration of Trust and By-laws and all other organizational or governing documents of the Borrower, in each case as amended, supplemented or otherwise modified from time to time.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrower hereunder.

“Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto, as such amount may be reduced from time to time pursuant to Section 2.08 or 9.06(c) hereof or increased from time to time pursuant to Section 9.06(c) hereof.

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto (as the same may be amended pursuant to Section 9.06(h)) as such Bank’s percentage of the Aggregate Commitment Amount of all of the Banks.

“Confidential Material” has the meaning set forth in Section 9.09(a) hereof.

“Covered Person” has the meaning set forth in Section 9.03(b) hereof.

“Custodian” means State Street Bank and Trust Company.

“Custody Agreement” means that certain Custodian Agreement, dated as of October 20, 2000, among the Custodian and the various investment companies party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and payable in accordance with customary practices, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with Generally Accepted Accounting Principles, (e) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed or Guaranteed by such Person, (f) all obligations of such Person under Guarantees, (g) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, and other similar obligations, (h) all obligations of such Person in respect of judgments, (i) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, (j) all obligations of such Person in respect of Financial Contracts, and (k) all obligations that are Senior Securities Representing Indebtedness of such Person.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Bank” has the meaning set forth in Section 7.10(a) hereof.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Domestic Business Day” means any day (other than a Saturday or Sunday) on which (a) commercial banks are open for the purpose of transacting business in Boston, Massachusetts and New York, New York and (b) the New York Stock Exchange is open.

“Domestic Lending Office” means, initially, the office of each Bank designated as such on Schedule 1 attached hereto; thereafter such other office of such Bank, if any, located in the United States that shall be making or maintaining Base Rate Loans.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.01 hereof.

“Electronic Platform” means an electronic system for the delivery of information (including, without limitation, documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by the Agent or an Affiliate thereof.

“Eligible Commercial Paper” means a note (a) constituting an Eligible Debt Security, (b) of an Eligible Corporate Issuer, (c) having a maturity of 270 days or less, (d) rated A1 or better by S&P and P1 or better by Moody’s, (e) denominated in an Eligible Currency, and (f) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such note.

“Eligible Corporate Issuer” means an issuer of debt securities domiciled in, and having its principal place of business in, an Eligible OECD Member Nation.

“Eligible Corporate Debt Securities” means Eligible Debt Securities (a) issued by an Eligible Corporate Issuer, (b) denominated in an Eligible Currency, and (c) with respect to which there are recognized broker-dealers located in one or more Eligible OECD Member Nations that make a market in such Eligible Debt Securities.

“Eligible Currency” means the legal tender of any Eligible OECD Member Nation.

“Eligible Debt Securities” means Eligible Securities that are debt securities, including, without limitation, corporate bond obligations; provided that Eligible Debt Securities shall not include any asset that is a direct or indirect participation or subparticipation interest in or assignment or novation of a loan or other extension of credit that is not a corporate bond obligation.

“Eligible Government Securities” means Eligible Debt Securities (a) issued by, and backed by the full faith and credit of, the French Republic, the Federal Republic of Germany, Japan, the Netherlands, the United Kingdom, or the United States of America, and (b) issued by any GSE.

“Eligible OECD Member Nation” means any OECD Member Nation having a sovereign long-term debt rating in a non-local currency of not less than “B3” by Moody’s or “B-” by S&P.

“Eligible Securities” means securities (a) that are publicly traded, (b) that are unrestricted as to sale, (c) that are free and clear of any Adverse Claim, (d) in which the Agent has, for the benefit of the Agent and the Banks, a first priority perfected security interest pursuant to the Security Documents, (e) that are not the subject of a reverse repurchase agreement, dollar roll, securities lending transaction or otherwise segregated to satisfy any obligations with respect thereto, and (f) that are permitted to be purchased or held by the Borrower in accordance with the Prospectus and/or the Investment Policies and Restrictions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means, with respect to the Borrower, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Events of Default” has the meaning set forth in Section 6.01 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Executive Order” has the meaning set forth in Section 4.16.

“Failure” has the meaning set forth in Section 7.10(b).

“Federal Funds Rate” means, for any day, a rate per annum equal to the rate appearing on Bloomberg page BTMM as quoted by Garvin Guy Butler as of 9:30 a.m. (Boston time) as the “Federal Funds Ask Rate” (or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service), as determined by the Agent from time to time for purposes of providing quotations or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Agent at approximately 9:30 a.m. (Boston time) on such date from a Federal funds broker of recognized standing selected by the Agent in its sole discretion on overnight Federal funds transactions.

“Financial Contract Liability” means, at any time, the net amount of the liability, if any, that a Person has under each Financial Contract to which such Person is a party, in each case determined on a mark-to-market basis in accordance with Generally Accepted Accounting Principles.

“Financial Contracts” means option contracts, options on futures contracts, futures contracts, forward contracts, options on foreign currencies, repurchase agreements, securities lending agreements, when-issued securities, swap, swaption, floor, cap, or collar agreements, other similar arrangements and other obligations that would be, but for the segregation of assets thereof, Senior Securities.

“Foreign Assets Control Regulations” has the meaning set forth in Section 4.16.

“Foreign Bank” means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Issuer” means an issuer of securities that is organized under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia.

“Generally Accepted Accounting Principles” has the meaning set forth in Section 1.02 hereof.

“Government” means, with respect to any sovereignty, the government or any agency or instrumentality thereof.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filing, with all Authorities.

“GSE” means the Government National Mortgage Association, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” of any Person means at any date, without duplication, (a) all Debt of such Person, and (b) all Senior Securities issued by such Person.

“Interest Period” means, with respect to each LIBOR borrowing, initially the period commencing on the date of such borrowing and ending one week, or one, two, three or six months, thereafter, as the Borrower may elect in the applicable Notice of Borrowing, and thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such borrowing and ending on the last day of one of the periods set forth above, as the Borrower may elect in the applicable Notice of Conversion, provided that:

(a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless (except in the case of one week Interest Periods) such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

(b) any Interest Period (other than a one week Interest Period) which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

(c) any Interest Period which would otherwise end after the Termination Date shall instead end on the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Adviser” means Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of Delaware.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to include a reference to any successor statutory or regulatory provision.

“Investment Policies and Restrictions” means, with respect to the Borrower, the material provisions of the Prospectus (as delivered to the Banks on the Effective Date), and other documents dealing with the Borrower’s investment objectives, investment policies and strategies, and investment restrictions, as such objectives, policies, strategies and restrictions may be further amended, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority, or any particular section, part or provision thereof.

“Liabilities” has the meaning set forth in Section 7.05.

“LIBOR Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

“LIBOR Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; and thereafter such other office of such Bank, if any, that shall be making or maintaining one or more LIBOR Loans.

“LIBOR Loans” means Loans bearing interest calculated by reference to the LIBOR Offered Rate.

“LIBOR Offered Rate” applicable to any Interest Period means the British Banker’s Association official LIBOR fixing for Dollars, for a period to maturity as near as possible to such Interest Period, two LIBOR Business Days before the first day of such Interest Period. If such rate is then unavailable, then LIBOR Offered Rate shall mean, for such Interest Period, the rate of interest per annum quoted by the Agent to leading banks in the London interbank market as the rate at which the Agent is offering Dollar deposits in an amount equal to $1,000,000 with a maturity comparable to such Interest Period at approximately 11:00 a.m. (Boston time), two LIBOR Business Days prior to the commencement of such Interest Period.

“LIBOR Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest (statutory or other) or encumbrance of any kind in respect of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, including any agreement (other than this Agreement) preventing a Person from encumbering such asset.

“Loans” means loans made or to be made to the Borrower by the Banks pursuant to Section 2.01 hereof.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the fee agreement (if any) described in Section 2.07(b) hereof and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the ability of the Borrower to fully perform its obligations under this Agreement or any of the other Loan Documents, (b) a material adverse effect on the Agent’s right, title and interest, on behalf of itself and the Banks, in the collateral pledged to it pursuant to the Security Documents, or on the rights and remedies of the Agent or any Bank under this Agreement or under any of the other Loan Documents, (c) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents, or (d) a material adverse effect on the business, financial position, operations, assets or properties of the Borrower or the Investment Adviser.

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)           the maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act,

(b)           the maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus and the Investment Policies and Restrictions,

(c)           in the event that the Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements,

(d)           the maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.19 hereof, and

(e)           the amount of Senior Securities Representing Indebtedness that would cause the Statutory Coverage Ratio to be 4.00:1.00.

in each case, as in effect at such date of determination.

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to all of the Banks and performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Note(s)” has the meaning set forth in Section 2.04(b) hereof.

“Notice of Borrowing” has the meaning set forth in Section 2.02(a) hereof.

“Notice of Conversion” has the meaning set forth in Section 2.02(b) hereof.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to the Borrower or any of the Notes or other instruments at any time evidencing any thereof.

“OECD Member Nation” means a member nation of the Organization for Economic Co-operation and Development.

“Overnight LIBOR Rate” means the LIBOR fixing for Dollars, for a period to maturity of one LIBOR Business Day, as reported by Bloomberg as the ask rate on the BTMM Page, and if such rate is then unavailable on Bloomberg, then Overnight LIBOR Rate shall mean the LIBOR fixing for Dollars, for a period to maturity of one LIBOR Business Day as reported by Reuters as the ask or offered rate on the LIBOR01 Page, and if such rate is then unavailable, then Overnight LIBOR Rate shall mean the rate of interest per annum quoted by the Agent to leading banks in the London interbank market as the rate at which the Agent is offering Dollar deposits in an amount equal to $1,000,000 with a maturity of one LIBOR Business Day.

“Participant” has the meaning set forth in Section 9.06(b) hereof.

“Patriot Act” has the meaning set forth in Section 9.10 hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pricing Procedures” means the Borrower’s pricing procedures set forth on Schedule 2 hereto, as such pricing procedures may be amended, restated, supplemented or otherwise modified in accordance with Section 5.04 hereof.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than any Authority) including, without limitation, those of shareholders and creditors and those with respect to trademarks, service marks, trade names, copyrights, computer software programs, technical and other know-how.

“Prospectus” means, with respect to the Borrower, the prospectus dated July 28, 1998, and filed with the SEC as part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all amendments, restatements, supplements and other modifications thereto as of the Effective Date and as the same may be further amended, restated, supplemented or otherwise modified in accordance with Applicable Law, including without limitation, the Securities Act and the Investment Company Act and in accordance with the terms of this Agreement.

“Register” has the meaning set forth in Section 9.06(g) hereof.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Replacement Bank” has the meaning set forth in Section 8.06 hereof.

“Representatives” has the meaning set forth in Section 9.09(a) hereof.

“Required Banks” means, at any time, Banks holding at least a majority of the aggregate unpaid principal amount of the Loans at such time or, if no Loans are then outstanding, having at least a majority of the aggregate Commitment Amounts then in effect; provided that at any time that there are two or fewer Banks, “Required Banks” means all of the Banks, provided further that for purposes of determining Required Banks, each Delinquent Bank (including, without limitation, its Commitment Amount and Loans) shall be disregarded for so long as such Bank remains a Delinquent Bank.

“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or any successor acceptable to all the Banks and performing substantially the same function.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Investment Company Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Agent, on behalf of itself and the Banks, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or under Applicable Law.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the Investment Company Act.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower or any of its Subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including, without limitation, any amendment, restatement, supplement or other modification thereto).

“State Street” means State Street Bank and Trust Company in its capacity as a Bank hereunder.

“Statutory Coverage Ratio” means, with respect to the Borrower at any time, the Asset Coverage (as defined in Section 18(h) of the Investment Company Act).

“Statutory Coverage Ratio Certificate” means a Statutory Coverage Ratio Certificate for the Borrower signed by an Authorized Signatory of the Borrower and in substantially the form of Exhibit F attached hereto.

“Subsidiary” means, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Taxes” has the meaning set forth in Section 2.09(c) hereof.

“Termination Date” means December 11, 2009, or such earlier date on which the Commitments terminate or are terminated pursuant to the terms hereof.

“Threshold Amount” means, as of any date, the lesser of (i) 1.0% of the aggregate net asset value of the Borrower, and (ii) $2,000,000 (or the equivalent amount thereof in any other currency).

“Tier 1 Corporate Debt Securities” means Eligible Corporate Debt Securities which are rated BBB- or better by S&P and Baa3 or better by Moody’s.

“Tier 2 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated BB- or better by S&P and Ba3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities.

“Tier 3 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated B- or better by S&P and B3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities or Tier 2 Corporate Debt Securities.

“Tier 4 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated CCC- or better by S&P and Caa3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities, Tier 2 Corporate Debt Securities or Tier 3 Corporate Debt Securities.

“Total Assets” means, at any date, all assets of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the Pricing Procedures, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the Investment Company Act, the Prospectus and the Investment Policies and Restrictions) or determined to be worthless pursuant to any policy of the Borrower’s board of directors, and (c) deferred organizational and offering expenses.

“Total Liabilities” means, at any date, the sum of all liabilities of the Borrower which in accordance with Generally Accepted Accounting Principles would be classified as liabilities upon a balance sheet of the Borrower prepared as of such date, plus, without duplication, the aggregate amount of the Borrower’s Debt and Financial Contract Liability, provided, however, that Total Liabilities shall not include any liquidation preference of any preferred security issued by the Borrower.

“Trading with the Enemy Act” has the meaning set forth in Section 4.16 hereof.

“Valuation Report” means a report by the Borrower, as of the close of business on a particular date, listing each security and other investment of the Borrower and the value thereof.

“Value” has the meaning assigned to such term in Section 2(a)(41) of the Investment Company Act.

SECTION 1.02.      Accounting Terms and Determination. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with Generally Accepted Accounting Principles as in effect from time to time in the United States of America (“Generally Accepted Accounting Principles”), applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

ARTICLE II.

THE CREDIT

SECTION 2.01.       Commitments to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make Loans to the Borrower, from time to time during the Revolving Credit Period up to a maximum aggregate principal amount outstanding at any one time equal to such Bank’s Commitment Amount, provided that the aggregate principal amount of all Loans outstanding (i) shall not exceed at any time the lesser of (a) the Borrowing Base and (b) the Aggregate Commitment Amount; and (ii) shall not cause the Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount, in each case in effect at such time. Each borrowing under this Section shall be in an aggregate principal amount equal to an Approved Borrowing Amount, and shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage. Each Loan shall mature and become due and payable as provided in Section 2.05 hereof.

SECTION 2.02.       Notice of Borrowings.

(a) The Borrower shall give the Agent (X) a notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 1:00 p.m. (Boston time) (or telephonic notice not later than 1:00 p.m. (Boston time) confirmed in writing substantially in the form of Exhibit B attached hereto not later than 2:00 p.m. (Boston time)) (i) on the Domestic Business Day of each proposed borrowing of a Base Rate Loan and (ii) on the third LIBOR Business Day before each proposed borrowing of a LIBOR Loan, in each case specifying (1) the date of such borrowing, which shall be a Domestic Business Day in the case of a Base Rate Loan or a LIBOR Business Day in the case of a LIBOR Loan, (2) whether such borrowing shall be of a Base Rate Loan or a LIBOR Loan, (3) the aggregate principal amount of such borrowing, and (4) in the case of a LIBOR Loan, the Interest Period therefor (which shall comply with Section 2.02(c) hereof), and (Y) a duly completed Borrowing Base Report and a duly completed Statutory Coverage Ratio Certificate, in each case not later than 2:00 p.m. (Boston time) on the date of the proposed borrowing of the requested Loan, prepared as of the close of business on the Domestic Business Day immediately preceding such date. Each Notice of Borrowing shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 3.02(c), (d) and (e) have been satisfied on the date of such notice and will be satisfied on the date of such borrowing.

(b) The Borrower may elect from time to time to convert any outstanding Base Rate Loan or LIBOR Loan to a Loan of the other type, or to roll over any outstanding LIBOR Loan upon the expiration of an Interest Period with respect thereto, by giving (X) a notice to the Agent substantially in the form of Exhibit C attached hereto (a “Notice of Conversion”) (or telephonic notice confirmed in a writing substantially in the form of Exhibit C attached hereto), provided that (i) with respect to any conversion into or rollover of a LIBOR Loan, the Notice of Conversion shall be given within the time period for the giving of a Notice of Borrowing for a LIBOR Loan as set forth in Section 2.02(a), (ii) no Loan may be converted into or rolled over as a LIBOR Loan (1) except in compliance with Section 2.02(c) hereof, or (2) if an Event of Default has occurred and is continuing (in which case such Loan shall automatically become a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default), (iii) a LIBOR Loan may be converted into a Base Rate Loan or rolled over as a LIBOR Loan only on the last day of the Interest Period applicable thereto, and (iv) if the Borrower fails to give a timely Notice of Conversion for a LIBOR Loan, the Borrower shall be deemed to have elected to continue such Loan as a LIBOR Loan having a one month Interest Period from the last day of the Interest Period applicable thereto, and (Y) the Agent a duly completed Statutory Coverage Ratio Certificate not later than 2:00 p.m. (Boston time) on the date of the proposed conversion or roll over, prepared as of the close of business on the Domestic Business Day immediately preceding such date. Conversions to and from LIBOR Loans, and all roll overs, shall be in such amounts and pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Loans having the same Interest Period shall not be less than the Approved Borrowing Amount.

(c) The Borrower may not elect an Interest Period for a new LIBOR Loan, or continue or convert a Loan as a LIBOR Loan, if immediately after giving effect thereto there would be more than five different Interest Periods.

SECTION 2.03.      Notice to Banks; Funding of Loans.

(a) Upon receipt of a Notice of Borrowing or an oral request for a borrowing in accordance with Section 2.02(a), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (based on Commitment Percentages) of such borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the date of such borrowing.

(b) Not later than 2:00 p.m. (Boston time) on the Borrowing Date of each borrowing, each Bank shall make available its share of such borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in ARTICLE III has not been satisfied or waived, the Agent will make its share of such borrowing and the funds so received from the other Banks available to the Borrower at the Agent’s aforesaid address, on the date of the borrowing. The failure or refusal of any Bank to make available to the Agent as provided herein its share of any borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay the principal amount of an outstanding Loan to such Bank, the Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Agent as provided in clause (a) or remitted by the Borrower to the Agent for the account of such Bank as provided in Section 2.09 hereof, as the case may be.

(d) Unless the Agent shall have received notice from a Bank prior to any date of a borrowing that such Bank will not make available to the Agent such Bank’s share of such borrowing, the Agent may assume that such Bank has made such share available to the Agent on such date in accordance with clause (b) of this Section and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent, within three days after demand by the Agent, such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.06 hereof and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such borrowing for purposes of this Agreement. The provisions of this Section 2.03(d) shall not relieve any such Bank from any liability to the Borrower.

SECTION 2.04.       Loan Accounts; Notes; Records.

(a) The Loans made by each Bank to the Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The Borrower  irrevocably authorizes each Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of any payment of principal of each Loan, an appropriate notation on its loan accounts or records, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth in any such loan accounts or records, including any computer records, maintained by a Bank with respect to the Loans made by it shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on any such loan account or record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the other Loan Documents to make payments of principal of and interest on the Loans when due.

(b) The Borrower hereby agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required, appropriate or desirable to reflect or enforce the obligations of the Borrower resulting from the Loans made, or to be made, by such Bank, then, upon request of such Bank, the Borrower shall promptly execute and deliver to such Bank, a promissory note (each, a “Note” and, collectively, the “Notes”) substantially in the form of Exhibit A attached hereto, payable to such Bank in an amount equal to such Bank’s Commitment Amount or, if less, the aggregate unpaid principal amount of such Bank’s Loans, plus interest thereon as provided below, provided, that as a condition to issuing any Note in replacement of a previously issued Note that has been lost, the Borrower may require an indemnity with respect to lost instruments from such Bank, in form and substance reasonably satisfactory to the Borrower.

(c) The Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement and the other Loan Documents shall be prima facie evidence of the amount of the Loans and the amount of principal and interest paid by the Borrower in respect of the Loans and as to the other information relating to the Loans and amounts paid and payable by the Borrower hereunder and under the other Loan Documents.

SECTION 2.05.      Mandatory Payments; Optional Prepayments.

(a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding on such date, together with all accrued and unpaid interest thereon and other amounts outstanding hereunder.

(b) If at any time the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, the Borrower shall within four (4) Domestic Business Days (i) prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05), (ii) take such other action, or (iii) both, as may be necessary so that the aggregate outstanding principal balance of the Loans no longer exceeds the Borrowing Base.

(c) If at any time the aggregate principal amount of all outstanding Debt of the Borrower exceeds the Maximum Amount, the Borrower shall within four (4) Domestic

Business Days prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05) and, thereafter, such principal amount of other Debt, as may be necessary so that immediately after such prepayment the aggregate outstanding principal amount of all such Debt does not exceed the Maximum Amount.

(d) If at any time the aggregate principal amount of Loans exceeds the Aggregate Commitment Amount, the Borrower shall immediately prepay such principal amount of one or more Loans (together with accrued interest thereon and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05) as may be necessary to eliminate such excess.

(e) The Borrower may, with notice to the Agent no later than 11:30 a.m. (Boston time) on the Domestic Business Day of such payment, prepay any Loans in whole at any time, or from time to time in part in an aggregate principal amount not less than $1,000,000 or in larger integral multiples of $100,000, by paying the principal amount to be prepaid (together with accrued interest thereon to the date of prepayment and, in the case of LIBOR Loans, the amount, if any, payable pursuant to Section 8.05). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such borrowing.

(f) If the Borrower prepays all or any portion of the principal amount of any LIBOR Loan on any day other than the last day of the Interest Period relating thereto, such prepayment shall include the amounts, if any, payable pursuant to Section 8.05.

(g) The Borrower shall give the Agent a notice substantially in the form of Exhibit H attached hereto (a “Notice of Repayment”) on the date of, but prior to, each repayment or prepayment of all or any portion of any Loan, in each case specifying (1) the date of such repayment or prepayment, (2) whether such repayment or prepayment is of a Base Rate Loan or a LIBOR Loan (and, if a LIBOR Loan, the applicable Interest Period), (3) the aggregate principal amount of such prepayment, and (4) the other information required by such Exhibit. Upon receipt of each Notice of Repayment, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(h) Subject to the satisfaction of the conditions set forth in Section 3.02, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

SECTION 2.06.       Interest Rates.

(a) Subject to Section 2.06(c), each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Base Rate as in effect from time to time. Accrued and unpaid interest on each Base Rate Loan shall be payable in arrears on the first day of each calendar month and on the Termination Date.

(b) Subject to Section 2.06(c) and ARTICLE VIII, each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such LIBOR Loan is made or continued through but excluding the last day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Rate plus the applicable Adjusted LIBOR Offered Rate. Interest on each LIBOR Loan shall be payable (i) except as otherwise expressly provided in clause (ii) below, on the last day of the Interest Period in effect with respect thereto, in the event such Interest Period shall exceed three months, on the last day of each three month interval during such Interest Period, and on the Termination Date, or (ii) in the case of LIBOR Loans having a 7 day Interest Period, on the first day of each calendar month and on the Termination Date.

(c) All overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of 2.00% above the Base Rate until such amount shall be paid in full (after as well as before judgment). Notwithstanding anything to the contrary in this Section 2.06, upon either (A) notice by the Agent to the Borrower during the continuance of an Event of Default, or (B) the occurrence of an Event of Default under Section 6.01(g) or (h), the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) 2.00% above the rate of interest otherwise applicable to such Loans pursuant to this Section 2.06 or (ii) 2.00% above the Base Rate.

(d) The Agent shall determine the interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive and binding for all purposes in the absence of manifest error.

SECTION 2.07.      Fees.

(a) During the Revolving Credit Period, the Borrower shall pay to the Agent for the account of each Bank a facility fee at a rate per annum equal to the Applicable Rate multiplied by such Bank’s Commitment Amount. Such facility fee shall accrue from and including the Effective Date to but excluding the Termination Date. Accrued facility fees payable hereunder shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such day after the Effective Date, and on the Termination Date.

(b) On the Effective Date and thereafter on a per annum basis, the Borrower shall pay to the Agent, for its own account, an administrative agent fee as may have been agreed upon separately between the Borrower and the Agent.

SECTION 2.08.       Termination and Reduction of Commitments. (a) Each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate on the Termination Date.

(b) Subject to Section 2.05(d) hereof, during the Revolving Credit Period, the Borrower may, upon at least three (3) Domestic Business Days’ prior written notice to the Agent, (i) terminate the Commitments at any time, or (ii) reduce from time to time the Aggregate Commitment Amount by an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (provided that immediately after giving effect to any such termination and each such reduction, the aggregate outstanding principal balance of the Loans would not exceed the Aggregate Commitment Amount), whereupon the Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentage of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

SECTION 2.09.      General Provisions as to Payments.

(a) The Borrower shall make each payment of principal and interest on the Loans and of fees hereunder and all other amounts due hereunder not later than (i) in the event that there is only one Bank (which is also the Agent), 3:00 p.m. (Boston time), and (ii) in all other events, 12:00 Noon (Boston time)), on the date when due, in Dollars and in Federal or other funds immediately available, to, except as otherwise expressly provided herein, the Agent at its address referred to in Section 9.01. The Agent shall promptly distribute to each Bank its appropriate share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day and interest shall accrue during such extension. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

(c) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made in Dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein except for (i) any tax on, or changes in the rate of tax on, the overall net income of, or franchise taxes payable by, such Bank imposed by the jurisdiction in which such Bank’s principal executive office is located or any political subdivision thereof or taxing or other authority therein, (ii) any branch profits taxes, (iii) any taxes imposed as a result of a present or former connection between such Bank and the jurisdiction imposing such tax or any political subdivision thereof or taxing or other authority therein, other than any such connection arising solely from such Bank having executed, delivered or performed its obligations or received a payment under this Agreement or any other Loan Document, (iv) any taxes on amounts payable to a Bank at the time such Person becomes a party to this Agreement (such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions are hereinafter collectively referred to as “Taxes”) unless the Borrower is compelled by law to make such deduction or withholding. If any obligation to deduct or withhold Taxes is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all Taxes deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(d) Notwithstanding anything to the contrary contained in clause (c) of this Section 2.09, the Borrower will not be required to make any additional payment to or for the account of any Bank under clause (c) by reason of (i) a breach by such Bank of any certification or representation set forth in any form furnished to the Borrower under Section 2.11 or (ii) such Bank’s failure or inability to furnish under Section 2.11 an original or an extension or renewal of any form required under Section 2.11, unless such Bank is exempt from furnishing such form pursuant to Section 2.11.

SECTION 2.10.       Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

SECTION 2.11.       Withholding Tax Exemption. Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Bank, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States:

(a) each Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Foreign Bank is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI;

(iii)                               in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN; or

(iv)                              any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(b)                                 each Bank that is not a Foreign Bank shall deliver to the Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent, but only if such Bank is legally entitled to do so), duly completed copies of Internal Revenue Service Form W-9 or successor form.

ARTICLE III.

CONDITIONS

SECTION 3.01.      Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05 hereof):

(a) receipt by the Agent of counterparts hereof signed by each of the parties hereto;

(b) receipt by the Agent for the account of each Bank, if requested by such Bank, of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

(c) receipt by the Agent of (1) the Security Agreement signed by the Borrower, and (2) (i) a perfection certificate from the Borrower in form and substance reasonably satisfactory to the Agent, (ii) copies of the results of current UCC lien searches (or the equivalent in the applicable jurisdictions), such results to be in form and substance reasonably satisfactory to the Agent; (iii) authorizations to file UCC financing statements (or the equivalent in the applicable jurisdictions), with such financing statements to be in form and substance reasonably satisfactory to the Agent, and (iv) such other documents, instruments and/or agreements the Agent may reasonably require to perfect its security interest in the Collateral (as defined in the Security Agreement) in the relevant jurisdictions;

(d) receipt by the Banks of the legal opinions of Willkie Farr & Gallagher LLP, and Richards, Layton & Finger, counsel for the Borrower, covering such matters relating to the transactions contemplated hereby as the Banks may reasonably request;

(e) receipt by the Agent of a certificate manually signed by an officer of the Borrower which is satisfactory to the Agent to the effect set forth in clause (e) and, if the Borrower is submitting a Notice of Borrowing on the Effective Date, clauses (c) and (d), of Section 3.02, such certificate to be dated the Effective Date and to be in form and substance reasonably satisfactory to the Agent;

(f) receipt by the Agent of a manually signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated the Effective Date as to the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories who are authorized to execute and take actions under the Loan Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) all Charter Documents (other than those delivered pursuant to Section 3.01(h)), with all amendments, restatements, supplements or other modifications thereto, (ii) the resolutions of the Borrower’s Board of Trustees authorizing the transactions contemplated hereby, (iii) the Prospectus and such material as accurately and completely sets forth all Investment Policies and Restrictions not reflected in the Prospectus, (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or submanagement agreements to which the Borrower is a party as then in effect, (v) the Custody Agreement and (vi) the Borrower’s Annual Report to Shareholders for the fiscal year ended October 31, 2007 and the Borrower’s Semi-Annual Report to Shareholders for the two fiscal quarters ended April 30, 2008;

(g) receipt by the Agent of a legal existence and good standing certificate for the Borrower from the Secretary of State of Delaware, dated as of a recent date;

(h) receipt by the Agent of a copy of the declaration of trust of the Borrower, with all amendments, restatements, supplements or other modifications thereto, certified by the Secretary of State of the State of Delaware;

(i) the Agent shall have completed its due diligence review, and the results of any such due diligence review are satisfactory in form and substance to the Agent;

(j) receipt by the Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by the Federal Reserve Board and other governmental and regulatory authorities, the existence of the Borrower, the authority for and the validity and enforceability of this Agreement and the Notes, if any, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent;

(k) receipt by the Agent of evidence satisfactory to it that all commitments in favor of the Borrower under, all of the principal, interest, fees and other sums owing by the Borrower under, and all Liens securing the obligations of the Borrower in connection with, the Second Amended and Restated Credit Agreement, dated as of April 12, 2002 (as from time to time amended) among the Borrower, CHARTA, LLC, Citibank, N.A. and Citicorp North America, Inc., as agent, shall have been terminated and satisfied in full, as the case may be; and

(l) receipt by the Agent of payment of all (i) reasonable out-of-pocket expenses (including reasonable fees and disbursements of special counsel for the Agent) then payable hereunder, and (ii) fees then payable hereunder or under a separate fee letter, if any;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than December 31, 2008. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.02.     All Borrowings. The obligation of each Bank to make a Loan on the occasion of any borrowing is subject to the satisfaction of the conditions precedent set forth in Section 3.01 (or such conditions being waived in accordance with Section 9.05) and the satisfaction of the following conditions:

(a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02(a)(X), along with all documents and information it may reasonably request to establish compliance with applicable rules and regulations promulgated by the Federal Reserve Board, and receipt by such Bank of all such documents and instruments from the Agent;

(b) receipt by the Agent of (i) a Borrowing Base Report as required by Section 2.02(a)(Y) and (ii) a Statutory Coverage Ratio Certificate as required by Section 2.02(a)(Z);

(c) the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans (i) will not exceed the lesser of (A) the Borrowing Base and (B) the Aggregate Commitment Amount as in effect on such date; and (ii) will not cause the aggregate amount of the Borrower’s outstanding Debt to exceed the Maximum Amount;

(d) the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing;

(e) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true on and as of the date of such borrowing and with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(f) with respect to that particular Bank only, no change shall have occurred after the date hereof in any law or regulation thereunder or interpretation thereof (other than a Failure) that in the reasonable opinion of that Bank would make it illegal for that Bank to make such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

SECTION 4.01.     Existence and Power; Investment Company.

(a) The Borrower is a statutory trust under the laws of the State of Delaware. The Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all statutory trust powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including without limitation, the performance of the Borrower’s Obligations, requires such qualification, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect.

(b) The Borrower is a closed-end management investment company registered as such under the Investment Company Act, and the outstanding shares of each class of its stock (i) have been legally issued and are fully paid and non-assessable, (ii) have been duly registered under the Securities Act to the extent required, and (iii) have been sold only in states or other jurisdictions in which all filings required to be made under applicable state securities laws have been made.

SECTION 4.02.     Authorization; Execution and Delivery, Etc. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement, each of the other Loan Documents to which it is a party, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its statutory trust powers, and have been duly authorized by all requisite action by the Borrower. This Agreement and each of the other Loan Documents to which the Borrower is a party, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.03.     Noncontravention. Neither the execution and delivery by the Borrower of this Agreement, any other Loan Document to which it is a party, or any instrument, certificate or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will (a) conflict with, or result in a breach or violation of, or constitute a default under any of the Charter Documents, (b) conflict with or contravene (i) any Applicable Law, (ii) any contractual restriction binding on or affecting the Borrower or any of its assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or any of its assets, (c) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement for the giving of notice or the passage of time (or both) that would constitute such a conflict with, breach or violation of, default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which the Borrower is a party or by which it or any of its properties is bound (or to which any such obligation, agreement or document relates), or (d) result in any Adverse Claim upon any asset of the Borrower.

SECTION 4.04.     Governmental Authorizations; Private Authorization. Other than the filing of the financing statement in the form attached to the Security Agreement in the office indicated on such financing statement, the Borrower has obtained all necessary Governmental Authorizations and Private Authorizations, and made all Governmental Filings necessary for the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Agreement and each of the other Loan Documents to which it is a party and the agreements, certificates and instruments contemplated hereby or thereby, and no Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by the Borrower in connection with the execution and delivery by the Borrower of, or the performance of its obligations under, this Agreement or any of the other Loan Documents.

SECTION 4.05.     Regulations T, U and X. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which it is a party and the transactions contemplated hereunder and thereunder will not (assuming all Federal Reserve Forms referred to in Article III shall have been executed and delivered by the Borrower and the appropriate Bank for retention in the files of such Bank) violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

SECTION 4.06.     Non-Affiliation with Banks. So far as appears from the records of the Borrower, neither any Bank nor any Affiliate of any Bank known to the Borrower is an Affiliate of the Borrower, and none of the Borrower or any Affiliate of the Borrower is an Affiliate of any Bank or any Affiliate thereof known to the Borrower.

SECTION 4.07.     Subsidiaries.  The Borrower has no Subsidiaries.

SECTION 4.08.     Financial Information.

(a) The statement of assets and liabilities of the Borrower as of October 31, 2007, and the related Statements of Operations and Changes in Net Assets for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP and set forth in the Annual Report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Banks in accordance with Section 5.01, and the Borrower’s Semi-Annual Report to Shareholders for the two fiscal quarters ended April 30, 2008, in each case present and will present fairly, in all material respects, in conformity with Generally Accepted Accounting Principles, the financial position of the Borrower as of such date.

(b) Except as set forth on Schedule 3, since October 31, 2007, there has been no material adverse change in the business, financial position, or results of operations of the Borrower.

(c) Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Banks under the terms of this Agreement fairly presents all material contingent liabilities in accordance with Generally Accepted Accounting Principles.

SECTION 4.09.     Litigation. There is no action, suit, proceeding or investigation of any kind pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower before any court or arbitrator or any Authority which (a) would reasonably be expected to have a Material Adverse Effect, (b) calls into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (c) might, individually or in the aggregate, materially adversely affect any Loan Document.

SECTION 4.10.     ERISA.

(a) The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

(b) No Loan will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available.

SECTION 4.11.     Taxes. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Internal Revenue Code. The Borrower has timely filed all material United States Federal income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all material taxes due pursuant to such returns, if any, or pursuant to any assessment received by the Borrower, except for any taxes or assessments (i) which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been established in accordance with Generally Accepted Accounting Principles consistently applied and (ii) the non-payment of which could not have a Material Adverse Effect, and, in each case, the charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges, if any, are, in the opinion of the Borrower, adequate.

SECTION 4.12.     Compliance.

(a) The Borrower is in compliance with the Investment Company Act and the Securities Act except where (i) noncompliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower is in compliance with all other Applicable Laws, all applicable ordinances, decrees, requirements, orders and judgments of, and all of the terms of any applicable licenses and permits issued by, any Authority except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings or exemptive relief has been obtained therefrom and remains in effect or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance with all agreements and instruments to which it is a party or may be subject or to which any of its properties may be bound, in each case where the non-compliance therewith would not reasonably be expected to have a Material Adverse Effect. The Borrower is in compliance in all material respects with all of its Investment Policies and Restrictions.

(b)                                 No Default has occurred and is continuing.

(c)                                  The Borrower is not subject to any Applicable Law (other than the Investment Company Act) which limits its ability to incur indebtedness. The Borrower has not entered into any agreement with any Authority limiting its ability to incur indebtedness.

SECTION 4.13.     Fiscal Year. The Borrower has a fiscal year which is twelve calendar months and, as of the Effective Date, ends on October 31 of each year.

SECTION 4.14.     Full Disclosure. All information heretofore furnished by the Borrower to the Agent and the Banks for purposes of or in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Agent or the Banks will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified, and no such information contains, or will (taken as a whole) contain any material misrepresentation or any omission to state therein matters necessary to make the statements made therein not misleading in any material respect.

SECTION 4.15.     Offering Documents. The information set forth in the Prospectus and each report to stockholders of the Borrower, was, on the date thereof, true, accurate and complete in all material respects and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

SECTION 4.16.     Foreign Assets, Control Regulations, Etc. None of the requesting or borrowing of the Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, the Borrower (i) is not and will not become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations and (ii) does not engage and will not engage in any dealings or transactions, or be otherwise associated, with any Person that it knows to be (or which it reasonably suspects is) a “blocked person”.

SECTION 4.17.     Title to Assets. The Borrower has good and, subject to any Lien permitted under Section 5.08 hereof, marketable title to, or a valid leasehold in, all its assets and other property, except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

ARTICLE V.

COVENANTS

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under the Loan Documents remains unpaid:

SECTION 5.01.     Information.  The Borrower will deliver to the Agent and each Bank:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, together with an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 70 days after the end of the first semi-annual period of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower, including the portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower for such period, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, Generally Accepted Accounting Principles and consistency by an Authorized Signatory of the Borrower or accompanied by an audit report thereon issued by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(c) if, as of the close of business on the last Domestic Business Day of each calendar month (each a “Calculation Date”) there shall be any Loans outstanding, then as soon as available and in any event not later the third Domestic Business Day thereafter, a Borrowing Base Report and a Valuation Report, in each case as at the close of business on such Calculation Date;

(d) as soon as available, and in any event no later than the second Domestic Business Day of each calendar week, a Statutory Coverage Ratio Certificate, as of the last Domestic Business Day of the immediately preceding calendar week;

(e) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above and, without duplication, each Borrowing Base Report and each Valuation Report delivered pursuant to clause (c) above, a certificate substantially in the form of Exhibit G attached hereto of an Authorized Signatory reasonably acceptable to the Banks stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(f) promptly and in any event within (i) one (1) Domestic Business Day after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an Authorized Signatory setting forth the details thereof, and (ii) three (3)

Domestic Business Day after such officer obtains knowledge of such Default, a certificate of an Authorized Signatory either (x) advising that such Default no longer exists, or (y) setting forth the action which the Borrower is taking or proposes to take with respect thereto;

(g) promptly after the filing thereof with the SEC or the mailing thereof to stockholders of the Borrower, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement, the Prospectus, proxy statements, financial statements and other materials of a financial or otherwise material nature;

(h) promptly upon any officer of the Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.09, notice and a description thereof and copies of any filed complaint relating thereto; and

(i) from time to time such additional information regarding the financial position or business of the Borrower, including without limitation, listing reports and Valuation Reports, as the Agent, at the request of any Bank, may reasonably request.

SECTION 5.02.     Payment of Obligations. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other amounts provided for in this Agreement and the other Loan Documents. The Borrower will pay and discharge, at or before maturity, all of the Borrower’s lawful obligations and liabilities that, if unpaid, would reasonably be expected to have a Material Adverse Effect, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with Generally Accepted Accounting Principles, appropriate reserves for the accrual of any of the same.

SECTION 5.03.     Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act and, in addition, as are customary in the case of registered closed-end investment companies; and will furnish to the Banks, upon request, information presented in reasonable detail as to the insurance so carried.

SECTION 5.04.     Conduct of Business and Maintenance of Existence.

(a) The Borrower will continue to engage in business of the same general type as now conducted by it as described in its Prospectus and as provided pursuant to the Investment Policies and Restrictions as in effect on the Effective Date.

(b) The Borrower will preserve, renew and keep in full force and effect its existence as a Delaware statutory trust and its rights, privileges and franchises necessary in the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a closed-end management company under the Investment Company Act.

(c) The Borrower will not amend, restate, supplement or otherwise modify any of the Charter Documents or the Pricing Procedures if such amendment, termination, supplement or modification would reasonably be expected to have a Material Adverse Effect.

The Borrower will provide copies to the Agent of all amendments, restatements, supplements, and other modifications of the Pricing Procedures or any of the Charter Documents, in each case prior to the effective date of any such amendment, restatement, supplement, or other modification or, if not practicable, as soon as practicable (and in any event within two (2) weeks) thereafter. The Borrower will comply in all material respects with the Pricing Procedures and the Charter Documents.

(d) The Borrower will at all times place and maintain the Collateral (as defined in the Security Agreement) in the custody of the Custodian.

SECTION 5.05.     Compliance with Laws. The Borrower will comply in all respects with the Investment Company Act, all other Applicable Laws and the requirements of any Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings, or (iii) exemptive relief or no-action relief has been obtained therefrom and remains in effect. The Borrower will file all material federal and other material tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes the non-payment of which could have a Material Adverse Effect and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records).

SECTION 5.06.     Inspection of Property, Books and Records. The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of account and record in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with Applicable Law, including the Investment Company Act, and will permit representatives of any Bank, at such Bank’s expense, to visit and inspect any of its offices, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

SECTION 5.07.     Indebtedness. The Borrower will not create, assume or suffer to exist any Indebtedness other than:

(a) Debt arising under this Agreement, the Notes and the other Loan Documents;

(b) Debt in favor of the Custodian incurred for purposes of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian in the ordinary course of business;

(c) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments and awards do not constitute an Event of Default and so long as execution is not levied thereunder and in respect of which the Borrower (i) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (ii) shall have obtained an unsecured performance bond, and Debt in respect of such unsecured performance bond; and

(d) Debt (other than Debt for borrowed money) arising in connection with portfolio investments and investment techniques arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Borrower’s Investment Policies and Restrictions;

provided that in no event shall the Borrower (i) enter into or utilize Financial Contracts other than in the ordinary course of business for hedging or investment purposes in accordance with its Investment Policies and Restrictions, or (ii) borrow money or create leverage under any arrangement other than (A) from the Banks hereunder, or (B) from the Custodian to the extent provided in clause (d) hereof.

SECTION 5.08.     Liens. The Borrower will not create, assume, incur or suffer to exist any Lien on any of its assets (including the income and profits thereof) or segregate any of its assets (including the income and profits thereon) to cover any of its obligations, in each case whether such asset is now owned or hereafter acquired, except (a) Liens of the Agent, on behalf of itself and the Banks, created by or pursuant to any of the Security Documents or any of the other Loan Documents; (b) Liens (other than non-possessory Liens which pursuant to Applicable Law are, or may be, entitled to take priority (in whole or in part) over prior, perfected, liens and security interests) for judgments or decrees, taxes, assessments or other governmental charges or levies the payment of which is not at the time required or is being contested in good faith, (c) Liens in favor of the Custodian granted pursuant to the Custody Agreement to secure obligations arising thereunder, and (d) Liens created in connection with the Borrower’s portfolio investments, securities lending and investment techniques (and not for the primary purpose of borrowing money) to the extent permitted by the provisions of the Prospectus and the Investment Policies and Restrictions, provided that (i) the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 33-1/3% of the Total Assets, and (ii) the aggregate value of all of the Borrower’s assets (other than assets of the Borrower subject to any Lien securing the Borrower’s obligations under its securities lending program) subject to any Lien permitted by this clause (d) does not at any time exceed 10% of the Total Assets.

SECTION 5.09.     Consolidations, Mergers and Sales of Assets. The Borrower will not consolidate or merge with or into any other Person or reorganize its assets into a non-series corporation or entity, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions), except that the Borrower may sell its assets in the ordinary course of business as described in its Prospectus. The Borrower will not invest all of its investable assets in any other management investment company or otherwise employ a master-feeder or fund of funds investment structure or any other multiple investment company structure.

SECTION 5.10.     Use of Proceeds. The Borrower shall use the proceeds of each Loan for its general business purposes, including, without limitation the purchase of investment securities and temporary or emergency purposes, provided that in no event shall the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U.

SECTION 5.11.     Compliance with Investment Policies and Restrictions. The Borrower will at all times comply with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions.

SECTION 5.12.     Non-Affiliation with Banks. The Borrower will not at any time become an Affiliate of any Bank or any Affiliate thereof known to the Borrower, and the Borrower will use its best efforts to ensure that none of its Affiliates is or becomes an Affiliate of any Bank or any Affiliate thereof known to the Borrower to be such.

SECTION 5.13.     Regulated Investment Company. The Borrower will maintain its status as a “regulated investment company” under the Internal Revenue Code at all times and will make sufficient distributions to qualify to be taxed as a “regulated investment company” pursuant to subchapter M of the Internal Revenue Code.

SECTION 5.14.     No Subsidiary. The Borrower will not have at any time any Subsidiary.

SECTION 5.15.     ERISA. The Borrower will not become a member of any ERISA Group and will not have any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA.

SECTION 5.16.     Fiscal Year. The Borrower will not change its fiscal year from that set forth in Section 4.13 hereof without prior written notice to the Banks.

SECTION 5.17.     Regulation U. The Borrower will not permit more than 25% of the value (as determined by any reasonable method) of the Borrower’s assets to be represented by “margin stock” (as defined under Regulation U) at any time.

SECTION 5.18.     Custodian. The Borrower will not change the Custodian without the prior written consent of the Required Banks.

SECTION 5.19.     Asset Coverage. The Borrower will not at any time permit the aggregate amount of Total Liabilities that are Senior Securities Representing Indebtedness to exceed 33-1/3% of Adjusted Net Assets.

SECTION 5.20.     Maximum Amount. The Borrower will not at any time permit the aggregate amount of its outstanding Debt to exceed the Maximum Amount.

SECTION 5.21.     Asset Liquidation. If at any time either (a) the aggregate principal amount of Loans outstanding exceeds the Borrowing Base, or (b) the aggregate principal amount of all outstanding Debt of the Borrower exceeds the Maximum Amount, the Borrower shall within one (1) Domestic Business Day (the “Trade Date”) execute selling trades on such of its portfolio assets as shall yield, on or before the third Domestic Business Day following such

Trade Date (the “Settlement Date”), cash settlement proceeds of such trades in an amount not less than the aggregate amount of the prepayment of the Loans required to be made by the Borrower on such Settlement Date pursuant to Sections 2.05(b) and 2.05(c).

ARTICLE VI.

DEFAULTS

SECTION 6.01.     Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) the Borrower shall fail to pay when due (whether at maturity or any accelerated date of maturity or any other date fixed for payment or prepayment) (i) any interest on any Loan or any fees or any other amount payable hereunder or under any of the other Loan Documents within five (5) days of the due date therefor, or (ii) any principal of any Loan; or

(b) the Borrower shall fail to observe or perform any covenant contained in Sections 2.05(b), 2.05(c), 5.01(d), 5.04(b), 5.05, 5.07, 5.08, 5.09, 5.10, 5.13, 5.14, 5.17, 5.18, or 5.21; or

(c) the Borrower shall fail to observe or perform any covenant or agreement contained in (i) Section 5.01(a), (b) or (e) and such failure shall continue unremedied for a period of ten (10) Domestic Business Days, (ii) Section 5.01(c), Section 5.19 or Section 5.20 and such failure shall continue unremedied for a period of four (4) Domestic Business Days, or (iii) this Agreement or any Loan Document (other than those covered by clauses (a), (b), (c)(i) or (c)(ii) above) and such failure shall continue unremedied for a period of fifteen (15) Domestic Business Days; or

(d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

(e) the Borrower shall fail to make any payment in respect of any Debt in an aggregate principal amount in excess of the Threshold Amount when due or within any applicable grace period; or

(f) any default or other similar event shall occur with respect to Debt of the Borrower in excess of the Threshold Amount which (i) results in the acceleration of the maturity of such Debt, (ii) enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof, or (iii) in the case of Debt arising under a Financial Contract, enables the other party thereto to terminate such Financial Contract;

(g) the Borrower shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or any of its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the Borrower shall make a general assignment for the benefit of creditors, or shall fail generally (or admit in writing its inability) to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(h) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect; or

(i) a judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Borrower and such judgment or order shall continue unsatisfied or unstayed for a period of thirty (30) days; or

(j) any investment advisory agreement or management agreement which is in effect on the Effective Date for the Borrower shall terminate, or the Investment Adviser shall cease to be the investment adviser to the Borrower unless the successor thereto is an Affiliate of Credit Suisse Asset Management, LLC; or

(k) the investment adviser of the Borrower shall (i) consolidate with or merge into any other Person, unless it is the survivor or such other Person is an Affiliate of Credit Suisse Asset Management, LLC, or (ii) sell or otherwise dispose of all or substantially all of its assets; or

(l) the Agent for any reason (other than its own gross negligence or willful misconduct) shall cease to have a valid and perfected first priority security interest in the Collateral (as defined in the Security Agreement), free and clear of all Adverse Claims; or

(m) the Borrower’s shares of common stock shall not be listed on the American Stock Exchange or any other major domestic securities exchange, or shall be suspended from trading on any such exchange for more than three (3) consecutive days upon which trading in such shares generally occurs on such exchange; or

(n) any of the Investment Policies and Restrictions that may not be changed without the approval of stockholders of the Borrower are changed;

then, and in every such event, the Agent shall (i) if requested by Banks constituting Required Banks by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by Banks constituting Required Banks by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, automatically without any notice to the Borrower or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other sums owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.02.     Remedies. No remedy herein conferred upon the Banks is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ARTICLE VII.

THE AGENT

SECTION 7.01.     Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Any reference to an agent for the Banks in, or in connection with, any Loan Document shall be a reference to the Agent.

SECTION 7.02.     Action by Agent. The duties and responsibilities of the Agent hereunder are only those expressly set forth herein. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default except as expressly provided in Article VI. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Bank.

SECTION 7.03.     Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Covered Persons. The exculpatory provisions of this Article shall apply to any such sub- agent and to the Covered Persons of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities as Agent.

SECTION 7.04.     Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to a Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of the Borrower; (c) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine or to be signed by the proper party or parties. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Banks, the Agent may presume that such condition is satisfactory to the Banks unless the Agent shall have received notice to the contrary from a Bank within a reasonable period of time prior to the making of such Loan.

SECTION 7.05.     Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage (or, if the Commitments shall have expired or terminated, its Commitment Percentage as in effect immediately prior to such expiration or termination), indemnify the Agent and its affiliates, officers, directors and employees (to the extent not reimbursed by the Borrower) for all claims, liabilities, losses, damages, costs, penalties, actions, judgments and expenses and disbursements of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel (collectively, the “Liabilities”) that such Person may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such Person hereunder or thereunder, provided that no Bank shall have any obligation to indemnify any such Person against any Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct, provided, however , that no action taken or not taken in accordance with the directions of the Required Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.

SECTION 7.06.     Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.07.     Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with, if no Event of Default has occurred and is continuing, the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

SECTION 7.08.     Agent as Bank. In its individual capacity, State Street and any other Bank that serves as a successor Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Agent.

SECTION 7.09.     Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

SECTION 7.10.     Delinquent Banks.

(a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Agent its pro rata share of any Loan, or (B) comply with the provisions of Section 9.04 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank “) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans, interest, fees and other amounts. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks’ respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The provisions of this Section 7.10 shall not affect the rights of the Borrower against any such Delinquent Bank.

(b) For purposes of this Section 7.10, a “ Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it makes a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the bankruptcy laws as now or hereafter in effect.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES

SECTION 8.01.     Additional Costs; Capital Adequacy.

(a) If any new law, rule or regulation, or any change (other than any change by way of imposition or increase of reserve requirements reflected in the Adjusted LIBOR Offered Rate) after the date hereof in the interpretation or administration of any Applicable Law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its Applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency in connection therewith issued, promulgated or enacted after the date hereof shall:

(i) subject any Bank (or its Applicable Lending Office) to any tax or increased Taxes (without duplication of any amounts due under Section 2.09 of this Agreement); or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Note or its Commitment; or

(iii) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans or such Bank’s Commitment;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, funding, issuing, renewing, extending or maintaining any Loan or such Bank’s Commitment, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, promptly upon demand by such Bank (and in any event within thirty (30) days after demand by such Bank) and delivery to the Borrower of the certificate required by clause (c) hereof (with a copy to the Agent), the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b) If any Bank shall determine that any change after the date hereof in any existing Applicable Law, rule or regulation or any new law, rule or regulation regarding capital adequacy, or any change therein, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any new request or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency issued, promulgated or enacted after the date hereof, has or would have the effect of reducing the rate of return on capital of such Bank (or its parent corporation) as a consequence of such Bank’s Loans or obligations hereunder to a level below that which such Bank (or its parent corporation) could have achieved but for such law, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, promptly upon demand by such Bank (with a copy to the Agent) (and in any event within thirty (30) days after demand by such Bank) the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent corporation) for such reduction.

(c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank; provided, that the Borrower will not be required to compensate a Bank for any such increased costs or reductions to the extent the Bank notifies the Borrower of such increased costs or reductions and of such Bank’s intention to claim compensation therefor more than ninety (90) days after such Bank becomes aware of such right to additional compensation hereunder. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder and the calculations used in determining such additional amount or amounts shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

SECTION 8.02.     Basis for Determining Interest Rate Inadequate or Unfair.

If, on or prior to the first day of any Interest Period for any borrowing of LIBOR Loans, the Agent shall determine or be notified by the Required Banks that:

(a) adequate and reasonable methods do not exist for ascertaining the interest rate applicable for such Interest Period on the basis provided for in the definition of LIBOR Offered Rate, or

(b) the Adjusted LIBOR Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to Banks of funding their LIBOR Loans for such Interest Period,

the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event, until the

Agent notifies the Borrower and the Banks that the circumstances giving rise to such suspension no longer exist, (i) any Notice of Borrowing or Notice of Conversion with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed to be a request for a Base Rate Loan, (ii) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make LIBOR Loans shall be suspended until the Agent or the Required Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent at the instruction of the Required Banks, shall so notify the Borrower and the Banks.

SECTION 8.03.     Illegality. If any future Applicable Law, rule, regulation, treaty or directive, or any change in any present or future Applicable Law, rule, regulation, treaty or directive, or any change in the interpretation or administration of any present or future Applicable Law, rule, regulation, treaty or directive by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its LIBOR Lending Office) with any new directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, (a) the commitment of such Bank to make LIBOR Loans or convert Base Rate Loans to LIBOR Loans shall forthwith be suspended, and (b) such Bank’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different LIBOR Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such LIBOR Loan, together with accrued interest thereon and any amount payable by the Borrower pursuant to Section 8.05. Concurrently with prepaying each such LIBOR Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related LIBOR Loans of the other Banks), and such Bank shall make such Base Rate Loan.

SECTION 8.04.     Base Rate Loans Substituted for Affected LIBOR Loans. If (i) the obligation of any Bank to make LIBOR Loans has been suspended pursuant to Section 8.03 or (ii) any Bank has demanded compensation under Section 8.01(a) with respect to LIBOR Loans and the Borrower shall, by at least two LIBOR Business Days’ prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as LIBOR Loans shall be made instead as Base Rate Loans, and

(b) after each of its LIBOR Loans has been repaid, all payments of principal which would otherwise be applied to repay such LIBOR Loans shall be applied to repay its Base Rate Loans instead.

SECTION 8.05.     Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion relating thereto in accordance with Section 2.02 or (c) the making of any payment of a LIBOR Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

SECTION 8.06.     Replacement Banks. Upon the election of any Bank to request reimbursement by the Borrower for amounts due under Section 8.01 or upon the suspension of any Bank’s obligation to make, convert to or continue LIBOR Loans, the Borrower may find a replacement Bank which shall be reasonably satisfactory to the Agent and the Borrower (a “Replacement Bank”). Each Bank agrees that, should it be identified for replacement pursuant to this Section 8.06, it will promptly execute and deliver (against payment to such Bank of all sums owing to it under the Loan Documents, whether or not then due) all documents and instruments reasonably required by the Borrower to assign such Bank’s Loans and Commitment to the applicable Replacement Bank.

ARTICLE IX.

MISCELLANEOUS

SECTION 9.01.     Notices.

(a) All notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto or by approved electronic communication in accordance with Section 9.01(b). Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, provided that (i) notices delivered through electronic communications to the extent provided by Section 9.01(b) shall be effective as provided therein, and (ii) unless otherwise agreed to, or established, by the Agent pursuant to Section 9.01(b) hereof, only the items referred to in Sections 5.01(a), (b), (c), (d), (e) and (g) hereof may be communicated by the Borrower to the Agent and the Banks via e-mail.

(b) Except with respect to notices and other communications under ARTICLE II, each Bank agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent. In furtherance of the foregoing, each Bank hereby agrees to notify the Agent in writing, on or before the date such Bank becomes a party to this Agreement, of such Bank’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Agent has on record an effective e-mail address for such Bank). Each of the Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

The Borrower hereby acknowledges that: (i) the Agent may make available to the Banks Specified Materials by posting some or all of the Specified Materials on an Electronic Platform; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, (iii) the Electronic Platform is provided and used on an “As Is,” “As Available” basis; and (iv) neither the Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. The Agent, on behalf of itself and its Affiliates, expressly and specifically disclaims, with respect to the Electronic Platform, delays in posting or delivery, or problems accessing the specified materials posted on the electronic platform, and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Electronic Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent or any of its Affiliates in connection with the Electronic Platform.

Each Bank hereby agrees that notice to it in accordance with this Section 9.01(b) specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Agreement, constitute effective delivery to such Bank of such Specified Materials.

Each Bank: (i) acknowledges that the Specified Materials, including information furnished to it by the Borrower or the Agent pursuant to, or in the course of administering, the Loan Documents, may include material, non-public information concerning the Borrower or its securities; and (ii) confirms that: (a) it has developed compliance procedures regarding the use of material, non-public information; and (b) it will handle such material, non-public information in accordance with such procedures and Applicable Laws, include federal and state securities laws.

SECTION 9.02.     No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.03.     Expenses; Documentary Taxes; Indemnification.

(a) The Borrower shall promptly pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation, negotiation and closing of this Agreement and the Loan Documents, the syndication of and the administration of the facility established hereby, any waiver or consent hereunder or any amendment hereof or thereof or any waiver of any Default or alleged Default, and any termination hereof or thereof and (ii) if a Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel (including reasonable allocated costs of in-house counsel), in connection with such Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

(b) The Borrower agrees to indemnify the Agent, each Bank, and each of their affiliates, officers, directors and employees (each, a “Covered Person”) and hold each Covered Person harmless from and against any and all Liabilities which may be incurred by or asserted or awarded against such Covered Person, in each case arising out of or in connection with any investigative, administrative or judicial proceeding (whether or not such Covered Person shall be designated a party thereto) relating to or arising out of this Agreement or the Loan Documents or any actual or proposed use of proceeds of Loans hereunder, provided that no Covered Person shall have the right to be indemnified hereunder for Liabilities that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Covered Person’s gross negligence or willful misconduct.

SECTION 9.04.     Set Off. During the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any Collateral (as defined in the Security Agreement) in the possession of any such Bank may be applied to or set off by such Bank against the payment of the Obligations. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment thereof as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

SECTION 9.05.     Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended, waived, supplemented or otherwise modified if, but only if, contained in a written agreement signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such agreement shall (i) increase the Commitment Amount of any Bank without the written consent of such Bank, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Bank affected thereby thereof, (iii) postpone the Termination Date or the date of any payment for any Loan or any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Commitment Amount, without the written consent of each Bank affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required hereby or the pro rata reduction of Commitment Amounts required hereby, without the written consent of each Bank affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Banks” or any other provision hereof specifying the number or percentage of Banks required to waive, amend, supplement or otherwise modify any rights hereunder, (vi) change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, in each case without the written consent of each Bank, or (vii) release all or substantially all of the Collateral (as defined in the Security Agreement) from the liens thereunder (except as may be expressly provided in the applicable Security Document), with out the consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent. No delay or omission on the part of any Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of such Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

SECTION 9.06.     Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b) Any Bank may at any time grant to one or more commercial banks (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the

Borrower hereunder, including, without limitation, the right to approve any amendment, restatement, supplement or other modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any amendment, restatement, supplement or other modification or waiver of this Agreement described in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest; provided that no Participant shall be entitled to receive an amount greater than its pro rata share of any amount the selling Bank would have received hereunder had no participation been sold. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

(c) Subject to clause (f) below, any Bank may at any time assign to one or more banks (each an “Assignee “) all, or a proportionate amount of at least $5,000,000 of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Acceptance (each an “Assignment and Acceptance”) in substantially the form of Exhibit E attached hereto executed by such Assignee and such transferor Bank, with, if no Default has occurred and is continuing, the written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, and of the Agent, which consent shall not be unreasonably withheld or delayed; provided that no such consent of the Borrower or the Agent shall be required if the Assignee is an Affiliate of the transferor Bank. Upon acceptance and recording of an Assignment and Acceptance pursuant to Section 9.06(h), from and after the effective date specified therein, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 8.01 and Section 9.03 hereof, as well as to any fees accrued for its account and not yet paid). Upon the consummation of any assignment pursuant to this clause (b), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignor and the Assignee. In connection with each such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent the tax forms required by Section 2.11.

(d) Without notice to or consent of any Person, any Bank may at any time assign all or any portion of its rights under this Agreement, its Note, and the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank’s rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower’s prior written consent.

(f) No Person may become a Participant pursuant to clause (b) above or an Assignee pursuant to clause (c) above unless such Person constitutes a “bank” (as such term is used in Section 18(f)(1) of the Investment Company Act) in the reasonable judgment of the Borrower and the Agent. No Person may become an Assignee pursuant to clause (c) above if that Person is an Affiliate of the Borrower.

(g) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment Amounts of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank at any reasonable time and from time to time upon reasonable prior notice.

(h) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, an administrative questionnaire (in such form as supplied by the Agent) completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the administrative fee referred to in Section 9.06(c) and, if required, the written consent of the Borrower and the Agent to such assignment and any applicable tax forms, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) revise Schedule 1 to reflect such Assignment and Acceptance and circulate such revised Schedule 1 to the Banks and the Borrower, which revised Schedule 1 shall be deemed to be a part hereof and shall be incorporated by reference herein. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.06(h).

SECTION 9.07.     Governing Law; Submission to Jurisdiction. This Agreement and each of the other loan documents are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each of the Borrower, the Banks and the Agent agrees that any suit for the enforcement of this agreement or any of the other Loan Documents or any other action brought by such person arising hereunder or in any way related to this agreement or any of the other Loan Documents whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the Commonwealth of Massachusetts or a federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9 ..01. Each of the Borrower, the Banks and the Agent hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Boston, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

SECTION 9.08.     WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Except to the extent prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

SECTION 9.09.     Confidential Material.

(a) Each Bank agrees to keep confidential any information, documentation or materials provided by the Borrower or the Borrower’s Affiliates, employees, agents or representatives (“Representatives”) regarding the portfolio holdings of the Borrower or any other non-public information with regard to the Borrower or the Investment Adviser (“Confidential Material”), whether before or after the date of this Agreement. Such Confidential Material shall be treated confidentially, using the same degree of care that such Bank uses to protect its own similar material.

(b) Confidential Material may be disclosed to Representatives of each Bank in connection with the transactions contemplated herein or in connection with managing the relationship of such Bank or its Affiliates with the Borrower but shall not be disclosed to any third party and may not be used for purposes of buying or selling securities, including shares issued by the Borrower or for any other purpose except in connection with this facility; provided, however, that the Banks may disclose Confidential Material to (i) the Federal Reserve Board pursuant to applicable rules and regulations promulgated by the Federal Reserve Board (which, as of the Effective Date, require a filing of a list of all Margin Stock which directly or indirectly secures a Loan), (ii) the extent required by statute, rule, regulation or judicial process, (iii) counsel for any of the Banks or the Agent in connection with this Agreement or any of the other Loan Documents, (iv) bank examiners, auditors and accountants, or (v) any Assignee or Participant (or prospective Assignee or Participant) as long as such Assignee or Participant (or prospective Assignee or Participant) first agrees to be bound by the provisions of this Section 9.09. Notwithstanding anything to the contrary contained in this Section, any information that would, but for this sentence, constitute Confidential Material shall cease to be Confidential Material after the second anniversary of the date such information was first received by the Agent or any Bank.

Each Bank agrees to promptly provide such information as is reasonably requested by the Borrower in order for the Borrower to monitor (as required by Applicable Law) whether the Bank’s use of Confidential Material complies with this Section 9.09.

SECTION 9.10.     USA Patriot Act. Each Bank that is subject to the Patriot Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 9.11.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank.

SECTION 9.12.     Survival. The provisions of Sections 7.05, 9.03 and 9.09 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or other termination of the Commitments or the termination of any Loan Document or any provision thereof.

SECTION 9.13.     Miscellaneous. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By:	/s/ Michael A. Pignataro
Name: Michael A. Pignataro
Title: CFO

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Paul J. Koobatian
Name: Paul J. Koobatian
Title: Vice President

[Signature Page to Credit Agreement]

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

CREDIT SUISSE HIGH YIELD BOND FUND

Address for Notices:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Chief Financial Officer

Tel: 212 325-2000

Fax: 212-325-4120

with a copy to:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Secretary

Tel: 212 325-2000

Fax: 212-538-0422

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: William Dye

Tel: 212 728 8219

Fax: 212 728 9219

E-mail: Wdye@willkie.com

	COMMITMENT	COMMITMENT
BANKS:	AMOUNT	PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$75,000,000	100%

Domestic Lending Office, LIBOR Lending Office and Office for Notices to the Agent for Borrowings and Payments:

(a)          if by overnight courier:

State Street Bank and Trust Company

Customer Service Unit

4 Copley Place, 5th Floor

Boston, MA 02116

Attn: Voy Pearson

Tel: (617) 937-8810

with a copy to:

Attn: Robyn Shepard

Tel: (617) 937-8806

(b)         in all other cases:

State Street Bank and Trust Company

Customer Service Unit

Copley Place Tower, Box 5303

Boston, MA 02206

Attn: Voy Pearson

Tel: (617) 937-8810

Fax: (617) 988-6677

with a copy to:

Attn: Robyn Shepard

Tel: (617) 937-8806

Fax: (617) 988-6677

Office for all Other Notices:

(a)          if by overnight courier:

State Street Bank and Trust Company

Mutual Fund Lending Department

4 Copley Place, 5th Floor

Boston, MA 02116

Attn: Paul J. Koobatian,

Vice President

Tel: (617) 937-8830

(b)         in all other cases:

State Street Bank and Trust Company

Mutual Fund Lending Department

Copley Place Tower, Box 5303

Boston, MA 02206

Attn: Paul J. Koobatian,

Vice President

Tel: (617) 937-8830

Fax: (617) 937-8889

pjkoobatian@statestreet.com

2

May 2008

CREDIT SUISSE ASSET MANAGEMENT, LLC

CREDIT SUISSE FUNDS

CREDIT SUISSE CLOSED END FUNDS

CREDIT SUISSE INSTITUTIONAL FUNDS

POLICY AND PROCEDURES FOR THE VALUATION OF PORTFOLIO SECURITIES

INTRODUCTION

Credit Suisse Asset Management, LLC (“Credit Suisse”) is a registered investment adviser subject to the Investment Advisers Act of 1940. Credit Suisse serves as an adviser to its clients through separate accounts, registered investment companies (directly and as sub-adviser), private investment partnerships, and other pooled investment vehicles.

Credit Suisse has developed this Policy and Procedures for the Valuation of Portfolio Securities (the “Policy”). The Investment Company Act of 1940 (the “Investment Company Act”) requires, in general, that registered investment companies value portfolio securities for which market quotations are readily available at current market valuations and other securities at fair valuations as determined in good faith by or under the direction of the Board of Directors (the “Board”)(1) of such registered investment companies. Credit Suisse views the requirements of the Investment Company Act as the most comprehensive in the investment management industry. This Policy is designed to adhere to those requirements and to incorporate certain principles set forth in relevant pronouncements of the U.S. Securities and Exchange Commission and its staff in determining the valuation of portfolio securities.

This Policy describes the process employed by (i) the funds listed on Exhibit A hereto (the “Funds”), as amended from time to time, through the external accounting agents’ system used by the Funds (“Fund Pricing”), with respect to the pricing of portfolio securities for such Funds and (ii) Credit Suisse, through its internal accounting system (“Credit Suisse Pricing”), with respect to the pricing of portfolio securities for advisory clients other than the Funds (“Non-Fund Clients”) for which it is required to provide valuation. The Board of each of the Funds has adopted this Policy for valuing portfolio securities at the time prescribed in the prospectus of the Funds (the “Valuation Time”).(2) Each Fund’s accounting agent or administrator shall determine the value of the Fund’s portfolio securities in accordance with this Policy. Fair market valuations shall be determined by Credit Suisse pursuant to Section 2 of these Procedures. Credit Suisse, through its pricing committee (the “Pricing Committee”), has also adopted this Policy for valuing portfolio securities of Non-Fund Clients.

The Pricing Committee’s mandate is to ensure that the valuations assigned to clients’ portfolio securities (Funds and Non-Fund Clients) are in accordance with this Policy.

(1)   Or Trustees, as the case may be.

(2)   Usually as of the close of regular trading on the New York Stock Exchange (“NYSE”) each day the NYSE is open for business.

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SUMMARY

Credit Suisse values clients’ portfolio securities (Funds and Non -Fund Clients) by using market quotations when they are readily available. When market quotations are not readily available, clients’ portfolio securities shall be fair valued in good faith.

When an exchange or market on which a security trades does not open or closes early, and no other market price is available, market quotations for that security, in general, are no longer considered readily available. Even if an exchange or market is open for trading, a careful consideration of the validity and reliability of such market quotations and whether they represent a current market price at which the securities could be sold (i.e., whether the quotations are valid and reliable) should be performed. The automatic use of market quotations, without first verifying that the market quotations are valid and reliable, may result in inaccurate valuations.

Credit Suisse determines whether market quotations are valid and reliable by reviewing various factors, including whether a security is thinly traded, sales have been infrequent, or other data that may call into question the validity and reliability of a market quotation. In addition, a significant event (an event that affects the value of a client’s portfolio security) that occurs after the market closes might also cause market quotations not to be readily available. Credit Suisse continuously monitors for significant events. Credit Suisse also exercises reasonable diligence to obtain market quotations for a security before concluding that market quotations are not readily available.

When market quotations are not readily available, a security must be priced according to its fair value. There is no single standard for determining fair value. As a general principle, the fair value of a security is the amount that the owner might reasonably expect to receive upon its current sale. Methods that are in accord with this principle may, for example, be based on a multiple of earnings, a discount from market of a similar freely traded security, yield to maturity with respect to debt issues, or a combination of these and other methods (a more complete list is set forth in Exhibit B attached hereto). The determination that market quotations are not readily available does not preclude the conclusion that the most recent closing price represents fair value. The most recent closing price should be considered, along with other appropriate factors, in determining fair value.

Credit Suisse regularly evaluates whether its fair value pricing results in valuations that the owner of a security might reasonably expect to receive upon its current sale. Fair value prices determined in accordance with the Procedures might be different from the next-day opening or the actual sales price of a security. Such discrepancies do not necessarily indicate that a fair value price is inappropriate.

Credit Suisse may utilize a service provided by an independent third party and approved by the Board of a Fund to assist in the fair valuation of certain Fund portfolio securities. When fair value pricing is employed, the prices used by a fund to calculate its net asset value may differ from quoted or published prices for the same securities.

1.                                      PUBLICLY-TRADED SECURITIES

1.1                               Equity Securities

Fund Pricing

Equity securities (including securities held “long” or “short”) shall be valued at the closing price, which may not be the last sale price, on the exchange or market on which the security is primarily traded (the “Primary Market”) at the Valuation Time. If the security did not trade on the Primary Market, it shall be valued at the closing price on another exchange or market where it trades at the Valuation Time. If there is no such closing price, the value shall be the most recent bid quotation

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as of the Valuation Time in the case of a long position or the most recent asked quotation in the case of a short position.

Closing prices and bid/asked quotations indicated above shall generally be supplied by one or more independent pricing services approved by the Board (a “Board Pricing Service”). If a Board Pricing Service is not able to provide such closing price or bid/asked quotations, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation for long positions and such asked quotation for short positions.

Credit Suisse Pricing

Equity securities (including securities held “long” or “short”) shall be valued at the closing price, which may not be the last sale price, on the Primary Market. If the security did not trade on the Primary Market, it shall be valued at the closing price on another exchange or market where it trades. If available, U.S. traded securities shall be valued at the Composite Price (The Composite Price is the last trade occurring from the Consolidated Tape System participants broadcast at 4:15 p.m.). If there is no such closing price, the value shall be the most recent bid quotation in the case of both long and short positions.

Closing prices and bid quotations indicated above shall be supplied by one or more independent pricing services approved by the Pricing Committee (a “Credit Suisse Pricing Service”). If a Credit Suisse Pricing Service is not able to provide such closing price or bid/asked quotations, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

If it is not possible to value a particular equity security pursuant to this Section 1.1 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.2                               Debt Securities

Fund Pricing

Debt securities with a remaining maturity greater than sixty (60) days shall be valued at the price supplied by a Board Pricing Service at the Valuation Time. Prices supplied by a Board Pricing Service may use a matrix, formula or other objective method that takes into consideration market indices, yield curves or other specific adjustments. If a Board Pricing Service is not able to provide such a price, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

Debt securities with a remaining maturity of sixty (60) days or less as of the Valuation Time shall generally be valued by the amortized cost method (i.e., valuation at acquisition cost increased or decreased each day by an amount equal to the daily accretion of the discount or amortization of premium, respectively). Amortized costs will be compared to the market generally on a periodic basis. The creditworthiness of the issuer and the likelihood of full repayment at maturity will be among the factors considered in determining whether to utilize the amortized cost method.

Credit Suisse Pricing

Debt securities shall be valued at the price supplied by a Credit Suisse Pricing Service. Prices supplied by a Credit Suisse Pricing Service may use a matrix, formula or other objective method

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that takes into consideration market indices, yield curves or other specific adjustments. If a Credit Suisse Pricing Service is not able to provide such a price, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

If it is not possible to value a particular debt security pursuant to this Section 1.2 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.3                               Foreign Market Securities

Foreign Market Securities are part of a country’s internal market, representing the mechanism for issuing and trading securities by entities domiciled outside that country. Certain stock exchanges prohibit foreign investors from purchasing local shares. Companies set aside a specific amount of shares available to foreign investors for ownership. Foreign Market Securities are available for trading on the local stock market.

Foreign Market Securities traded in the local market shall be valued at the closing price, which may or may not be the last sale price, on the Primary Market (at the Valuation Time with respect to Funds). If the security did not trade on the Primary Market, it shall be valued at the closing price of the local shares (at the Valuation Time with respect to Funds). If there is no such closing price, the value shall be the most recent bid quotation of the local shares (at the Valuation Time with respect to Funds).

If it is not possible to value a particular Foreign Market Security pursuant to this Section 1.3 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.4                               Options

Except as provided below, option contracts on securities, currencies, indices, futures contracts, commodities and other instruments shall be valued at the last sale price on the exchange or market that is the Primary Market (at the Valuation Time with respect to Funds). If a contract did not trade on the Primary Market, it shall be valued at the last sale price on another exchange or market where it did trade (at the Valuation Time with respect to Funds). If there is no such sale price, the value shall be the most recent bid quotation (at the Valuation Time with respect to Funds). Sale prices and bid quotations shall be supplied by a Board Pricing Service or a Credit Suisse Pricing Service, as applicable. If a Board Pricing Service or Credit Suisse Pricing Service is not able to provide such sale prices or bid quotations, the value shall be determined by taking the mean between the bid and the asked quotations provided by a single broker or dealer, unless the broker or dealer can only provide a bid quotation, in which case the value shall be such bid quotation.

OTC currency options are valued by uploading the applicable implied volatility rates from Reuters or Bloomberg. Other inputs are either uploaded (interest rates, spots) or are specified when the ticker symbols are set up (expiration date, strike price). OTC currency options are then priced by using the Garman- Kohlhagen modified Black-Scholes formula, which adjusts for a constant yield versus a fixed dividend.

OTC equity/index options are priced according to the contract specifications (days to expiration, current spot index level, interest rates, dividends, strike price) using the Black-Scholes pricing

4

model, modified for dividends. The volatility input assumption is interpolated from the previous day’s price.

If it is not possible to value a particular option pursuant to this Section 1.4 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.5                               Futures

Futures contracts shall be valued at the most recent settlement price as provided by a Board Pricing Service or a Credit Suisse Pricing Service, as applicable (at the Valuation Time with respect to Funds).

If it is not possible to value a particular futures contract pursuant to this Section 1.5 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.6                               Forward Contracts

A Board Pricing Service or a Credit Suisse Pricing Service, as applicable, shall obtain the WM Reuters London Close (or if not available, Bloomberg) closing spot rates and the WM Reuters London Close (or if not available, Bloomberg) forward point rates on a daily basis. The currency forward contract pricing model derives the differential in point rates to the expiration date of the forward and calculates its present value. The forward is valued at the net of the present value and the spot rate.

If it is not possible to value a particular forward contract pursuant to this Section 1.6 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.7                               Warrants, Rights and Similar Instruments

If there is a trading market for such instruments, these shall be valued in accordance with the procedures for equity securities listed above, as applicable. If there is no market, the valuation shall be determined in accordance with the Black-Scholes pricing model. If it is not possible to value the securities in accordance with the Black-Scholes pricing model, the valuation shall be determined by the intrinsic value (i.e., the market value of the underlying security minus the costs to acquire the security).

If it is not possible to value a particular warrant, right or similar instrument pursuant to this Section 1.7 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.8                               Swaps and Other Derivatives

Swaps and other similar derivative or contractual type instruments shall be valued in accordance with Section 1.1 if such instruments trade on an exchange or market, as applicable. If such instruments do not trade on an exchange or market, such instruments shall be valued at a price provided by a single broker or dealer that is not the counterparty and, if no such price is available, at a price at which the counterparty to such contract would repurchase the instrument or terminate the contract.

5

If it is not possible to value a particular swap or other derivative instrument pursuant to this Section 1.8 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.9                                 Investments in Mutual Funds

Investments in mutual funds are valued at the mutual fund’s closing net asset value per share on the day of valuation.

1.10                        Escrow Securities

Most escrow securities are created by DTC as a means for tracking the parties that were affected by a corporate action “plan of reorganization.” This is performed to ensure that, in the case of a future distribution, the appropriate parties will be notified. Due to the uncertainty of any future distribution regarding these securities, a zero value may be assigned. If it is determined that the plan of reorganization addresses the creation of a specific escrow security, then a fair value for the security will be assigned.

If it is not possible to value an escrow security pursuant to this Section 1.10 or such value is not considered valid or reliable, the fair value shall be determined in accordance with Section 2.

1.11                        Exchange Rates

For securities in which the market quotation used is expressed in other than the account’s base currency, the value shall be converted into the account’s base currency at the prevailing exchange rates as quoted by WM Reuters London Close (or if not available, Bloomberg) (at the Valuation Time with respect to the Funds).

If it is not possible to obtain an exchange rate pursuant to this Section 1.11 or such rate is not considered valid or reliable, the fair rate shall be determined in accordance with Section 2.

1.12                        Approved Pricing Services

Fund Pricing

Each Fund will use a Board Pricing Service(s) that has been approved by its Board upon Credit Suisse’s recommendation. The listing of such services shall be maintained by the Funds and communicated to the relevant Fund’s accounting agent or administrator.

Credit Suisse Pricing

Credit Suisse’s accounting systems will use a Credit Suisse Pricing Service(s) that has been approved by the Pricing Committee. The listing of such services shall be maintained by the Pricing Committee.

1.13                        Monitoring for Significant Events

Credit Suisse may determine that prices obtained in accordance with the procedures in Section 1.1 through 1.10 are deemed not considered readily available (or valid or reliable) because of a significant event(s) that occurred after closing market prices are reported but before the time set for the calculation of the Fund’s NAV or the valuation of another Credit Suisse client account.

6

A significant event is that which could affect the value of a portfolio security. Such an event may relate to a single issuer, to a particular market sector, or to an entire market, and may include noteworthy fluctuations in domestic and/or foreign markets. Significant events may also be evidenced by trading volumes on markets, exchanges, or among dealers or changes in interest rates, both domestic and foreign. Milestones may also signal the occurrence of a significant event, such as a certain percentage rise or fall in the value of a basket of domestic or foreign securities or a certain percentage change in domestic or foreign futures index. Significant events may also stem from occurrences not tied directly to the securities markets, such as natural disasters, armed conflicts, terrorist acts, domestic or foreign governmental/political actions or pronouncements, observations from institutions and companies, and other news events. This list does not preclude the consideration of other factors and is not intended to be a comprehensive list of all types of significant events.

. Credit Suisse shall utilize a variety of sources and methods to continuously monitor for significant events, including but not limited to: newswires, pricing services, custodians and sub-custodians and general and specific market indices.

When Credit Suisse determines that an adjustment to a security’s value may be appropriate because of an event that it deems to be a significant intervening event, the Pricing Committee shall initiate fair value procedures under Section 2. Credit Suisse may utilize a service provided by an independent third party, which, in the case of the Fund, has been approved by the relevant Funds’ Board, to fair value certain Fund portfolio securities.

On the next business day Credit Suisse will review the opening price(s) of the security(ies) as a means of assessing whether the appropriate value was used in determining the prior night’s NAV or client account value or whether adjustment to the valuation methodology or practices in the future may be appropriate.

2.                                      FAIR VALUATION DETERMINATIONS

The Board of each of the Funds has delegated to Credit Suisse (via the Pricing Committee) the responsibility to determine the fair value of securities in any of the cases mentioned below. Credit Suisse shall also fair value securities in any of the cases mentioned below for its Non-Fund Clients. Unless otherwise specified, Credit Suisse shall value a security at the amount that it might reasonably expect to realize upon current disposition of the security. The estimate of fair value assumes a willing buyer and a willing seller neither acting under a compulsion to buy or sell. Credit Suisse shall consider all relevant factors, including but not limited to the ones described in Exhibit B. Credit Suisse may obtain (at the Funds’ expense) and take into consideration any advice from third-parties that it considers relevant, but shall not be required to obtain such advice or follow it, if obtained.

2.1                               Nonpublicly -Traded Securities (with no readily available current market value)

Except as otherwise provided in this Section 2.1, Credit Suisse may initially value nonpublicly-traded securities (for which a current market value is not readily available) at their acquisition cost less related expenses, where identifiable, and may continue to utilize such value unless and until Credit Suisse determines that such value does not represent fair value.

Private Placements

Private placements  shall be valued according to the procedures described in Appendix 1.

7

2.2                               Restricted Securities

Credit Suisse may initially value restricted securities (which have legal or contractual restrictions on resale) at their acquisition cost less related expenses, where identifiable, and may continue to utilize such value unless and until Credit Suisse determines that such value does not represent fair value.

Furthermore, specific rules shall apply in the following cases:

Rule 144A Securities

If a Rule 144A security is deemed to be liquid, (3) such 144A security may be valued pursuant to the appropriate provisions in Section 1, as applicable, unless and until Credit Suisse determines that such value does not represent fair value.

Other Restrictions

Shares of a publicly traded company in which the Funds or Non-Fund Clients own shares and whose sole restriction on resale is that it is subject to a lockup period will generally be valued at a 20% discount to the price of the publicly traded stock if the lockup is for more than 60 days and a 10% discount for shares subject to a 60 day or less lockup, subject to review by the Pricing Committee of the liquidity and volatility of the company’s unrestricted shares, unless and until Credit Suisse determines that such value does not represent fair value.

2.3                               Unchanged Prices

If the price of a security (sale price, mean, bid or asked quotation, as applicable) is unchanged from the prior day’s price, the relevant Fund’s accounting agent or administrator or Credit Suisse for other Non-Fund Clients’ portfolios may utilize the previous value (determined at the previous Valuation Time in the case of the Funds) as the price for a maximum of five (5) consecutive business days unless and until Credit Suisse determines that such value does not represent fair value.

At least weekly, the relevant Fund’s accounting agent or administrator will provide Credit Suisse with a list of the securities with unchanged prices. For each security, Credit Suisse shall determine whether the price continues to represent fair value. In making this determination, Credit Suisse shall consider any event or developments that could have a material impact on the value of the security. In such a case, Credit Suisse shall determine if a fair valuation is required under the circumstances. If it is determined that the unchanged price does not represent fair value, then such security(ies) shall be valued in accordance with this Section 2. The Pricing Committee shall document its meetings as appropriate.

(3)                     Rule 144A security is deemed to be liquid if (i) in Credit Suisse’s judgment, considering the factors described in Appendix 2, it may be disposed of within seven (7) days at approximately the value as determined in accordance with Section 1; or (ii) two or more dealers are currently willing to purchase the security at such value.

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2.4                               Delisting or Suspension of Trading of Securities

In the event of a delisting or suspension of trading of a security, Credit Suisse shall determine the fair value of the security.

2.5                               Discretionary Determination of Credit Suisse

In the event that Credit Suisse’s Pricing Committee is of the view that the value of a security as determined pursuant to this Policy does not represent the fair market value, subject to Section 4.1 below, Credit Suisse shall determine the fair value.

3.                          DOCUMENTATION AND REVIEW OF FAIR VALUATION

At least weekly, the relevant the Fund’s accounting agent or administrator will send Credit Suisse a report listing the fair valued securities as indicated from its accounting system(s). Credit Suisse will confirm or modify, as appropriate, the fair value price. Credit Suisse will report fair valuation changes to the relevant Fund’s accounting agent or administrator.

Credit Suisse shall provide the Pricing Committee a report listing the fair valued securities for Non-Fund Clients portfolios on a monthly basis. The Pricing Committee shall review such list for which a fair valuation has not been received on a rolling three-month basis.

3.1                               Initial Fair Valuation

Each initial fair value pricing of a portfolio security must be documented in a written memorandum prepared on the date of such pricing action (e.g., at the time of purchase, suspension of trading, etc.). Exhibit C sets forth the form of the memorandum.

3.2                               Daily Review

Credit Suisse shall review daily a portfolio’s fair valued securities. The factors identified as having influenced the fair valuation of each security shall be reviewed to determine if there has been any change, which would require consideration of a change in the fair valuation of the security.

Credit Suisse shall document its daily review as appropriate.

3.3                               Quarterly Review

Fund Pricing

At each regular Board meeting (at least every quarter), Credit Suisse shall deliver a written report (the “Quarterly Report”) to the Board regarding any recommendations of fair valuation during the past quarter, including fair valuations that have not changed.

The Quarterly Report shall be substantially in the form set forth as Exhibit C and shall include:

•                  a list of all such securities and their valuation as determined by Credit Suisse;

•                  the reason for using fair valuation methods;

•                  documentation of the manner in which the securities were valued, including factors considered in the determination;

9

•                  an indication, when possible, of the accuracy of the valuation by disclosing the next available reliable public price quotation or the disposition price of such securities;

•                  any additional information that the Board and/or Valuation Committee deem necessary;

•                  a representation by Credit Suisse that these valuation procedures were complied with during the prior quarter;

•                  any 144A securities which in Credit Suisse’s judgment, applying the factors described in Appendix 3, are deemed to be illiquid, including the factors considered by Credit Suisse in such determination; and

•                  any action or approval taken by the Valuation Committee or Pricing Committee during the quarter.

The Board and/or Valuation Committee shall request any other additional information it deems necessary.

Credit Suisse Pricing

The Pricing Committee will review all fair valued securities on a quarterly basis.

4.                           COMPOSITION, FUNCTIONS AND RESPONSIBILITIES

4.1                               The Pricing Committee of Credit Suisse

The Pricing Committee shall generally consist of the following representatives:

•                  a member of the legal/compliance department;

•                  a member of the fund administration department;

•                  a member of the investment operations group;

•                  if appropriate, a portfolio manager, assistant portfolio manager or research analyst; and

•                  any other persons as deemed appropriate by Credit Suisse.

The Pricing Committee shall generally meet at least weekly and otherwise as necessary to perform its responsibilities hereunder. The Pricing Committee values portfolio securities that are valued at fair value in accordance with Section 2 of this Policy by ensuring that the valuations assigned to such portfolio securities are in accordance with this Policy. Such meetings shall be documented and the records shall be retained by Credit Suisse. The prior approval of the Valuation Committee, as defined herein below in Section 4.3, shall be required for any fair valuations which individually or in the aggregate would change a Fund’s NAV on a single day by greater than 1%.

Exhibit C sets forth the suggested form of the memorandum.

4.2                               The Fund Boards

The Fund Boards shall review the Quarterly Report and the minutes of the Valuation Committee and discuss and ratify, as necessary, the valuation methods and the valuations of the fair valued securities.

4.3                               The Valuation Committee of the Boards

The Valuation Committee of each Board consists of at least two Directors, at least one of whom is not an “interested person” of the Fund as defined in the Investment Company Act.

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The Valuation Committee shall review and approve the valuation of all fair valued securities whose fair valuations individually change a Fund’s NAV by greater than 1% on a single day. This review shall include a review and discussion of an updated fair valuation summary with appropriate representatives of Credit Suisse.

5.                           REVIEW OF THE POLICY AND RECORDKEEPING

5.1                               Review of the Policy

Credit Suisse shall review and approve the Policy at least annually. The Board, including a majority of the Directors who are not “interested persons” of the relevant Fund as defined in the Investment Company Act, shall also review and approve the Policy at least annually.

5.2                               Recordkeeping

Credit Suisse shall retain a copy of the materials reviewed in determining the valuation of portfolio securities and shall also maintain a copy with the records of each Fund, as applicable.

Any document mentioned in Section 4 shall be maintained and preserved for a period of at least six (6) years from the end of the fiscal year during which any covered valuation occurs, the first two (2) years in an easily accessible place.

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Appendix 1

Private Placements

A fair valuation memorandum will be prepared for each private placement   generally quarterly  and on an as needed basis.  The memorandum will sent to the Pricing Committee for its review.  After review and approval, the Pricing Committee shall send the valuation to the Fund Administration group of Credit Suisse. The Fund Administration group will send the new valuation to the third -party fund accounting agent (as applicable) and the Credit Suisse Investment Operations Department in order for the price to be updated.

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Appendix 2

144A Securities

In reaching liquidity decisions with respect to 144A securities, the following factors, along with other factors deemed relevant, may be considered:

(1)           the unregistered nature of the security;

(2)       the frequency of trades and quotes for the security;

(3)       the number of dealers wishing to purchase or sell the security and the number of other potential purchasers;

(4)       dealer undertakings to make a market in the security; and

(5)       the nature of the security and the nature of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

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Exhibit A

Open-End Funds:

Credit Suisse Global High Yield Fund

Credit Suisse Large Cap Blend Fund

Credit Suisse Short Duration Bond Fund

Credit Suisse Large Cap Growth Fund

Credit Suisse Capital Funds

Credit Suisse Large Cap Value Fund

Credit Suisse Small Cap Core Fund

Credit Suisse Asia Bond Fund

Credit Suisse Absolute Return Fund

Credit Suisse Commodity Return Strategy Fund

Credit Suisse Mid-Cap Core Fund

Credit Suisse Global Fixed Income Fund

Credit Suisse Global Small Cap Fund

Credit Suisse Institutional Fund

Asia Bond Portfolio

International Focus Portfolio

Credit Suisse International Focus Fund

Credit Suisse Opportunity Funds

Credit Suisse High Income Fund

Credit Suisse Trust

Blue Chip Portfolio

Commodity Return Strategy Portfolio

Emerging Markets Portfolio

Global Small Cap Portfolio

International Focus Portfolio

Large Cap Value Portfolio

Mid-Cap Core Portfolio

Small Cap Core I Portfolio

14

Closed - End Funds:

Credit Suisse High Yield Bond Fund

Credit Suisse Asset Management Income Fund, Inc.

The Chile Fund, Inc.

The Emerging Markets Telecommunications Fund, Inc.

The First Israel Fund, Inc.

The Indonesia Fund, Inc.

The Latin America Equity Fund, Inc.

15

Exhibit B

Fair Valuation Factors

Methods for fair valuation may, for example, be based on a multiple of earnings, or a discount from market of a similar freely traded security, or yield to maturity with respect to debt issues, or a combination of these and other methods.

General Factors:

•                  the fundamental analytical data relating to the investment;

•                  the nature and duration of restrictions in the market in which they are traded (including the time needed to dispose of the security, methods of soliciting offers and mechanics of transfer);

•                  the evaluation of the forces which influence the market in which these securities may be purchased or sold, including the economic outlook and the condition of the industry in which the issuer participates.

Specific Factors:

•                  the type of security;

•                  the cost at the date of acquisition;

•                  size of the portfolio’s holding, including the size of the holding compared to other securities of the same type or class, as applicable;

•                  the liquidity, including but not limited to, the nature and frequency of trades and quotes for the security;

•                  the number of dealers willing to purchase or sell the security and the number of other potential purchasers or any information as to any transactions or offers with respect to the security;

•                  special reports prepared by analysts and/or reports published in the financial press;

•                  the registered nature of the security and the nature and duration of any restrictions on disposition;

•                  the existence of a shelf registration or registration rights for unregistered securities;

•                  the market price of comparable securities (of the issuer or a related issuer or of comparable companies in the same industry having similar financial and credit characteristics);

•                  the discount from market value of unrestricted securities of the same class at time of purchase;

•                  the financial condition and prospects of the issuer, as indicated by financial statements, considering any recent management or capital structure changes or other recent events that may impact the price of the security, including but not limited to the existence of merger proposals or tender offers affecting the securities;

•                  the earning capacity and dividend-paying capacity of the issuer;

16

•                  maturity, coupon, creditworthiness and current yields for the security, including the value of any collateral;

•                  Public Security Association prepayment rates;

•                  currency exchange ratios and their fluctuation;

•                  currency restrictions and investment repatriation restrictions;

•                  a country’s or geographic region’s political and economic environment;

•                  a country’s liquidity and settlement issues;

•                  the value of other financial instruments, including derivative securities traded on other markets or among dealers;

•                  trading volumes on markets, exchanges, or among dealers;

•                  values of baskets of securities traded on other markets, exchanges, or among dealers;

•                  changes in interest rates;

•                  observations from financial institutions;

•                  government (domestic or foreign) actions or pronouncements, and other news events; and

•                  foreign securities traded on other foreign markets, ADR trading, closed-end fund trading, foreign currency exchange activity, and the trading prices of financial products that are tied to baskets of securities, such as SPDRS and WEBS.

17

Exhibit C

To:                                                                             Pricing Committee or Valuation Committee or Board of Directors/Trustees

From:

Subject:                                                    Fair Value Pricing

Date:

Please be advised that the following fair value pricing action requires the approval of the Pricing Committee or Valuation Committee or Board of Directors/Trustees:

1.                                       Security Name:

2.                                       Company Description:

3.                                       Company Strategy:

4.                                       How/when was Security Acquired:

5.                                       Industry Overview:

6.                                       Proposed Valuation:

			Current	Proposed
Held by	Quantity Held	Cost	Carrying Value	Carrying Value

(If proposed valuation is zero, should this be written off?)

7.                                       Basis for Current Valuation Proposal:

Historical Operating Performance:

Capitalization:

Recovery Analysis:

8.             Historical Investment Information:

18

9.                                       Reason for using Fair Value Pricing Method:

10.                                 Impact of changes in foreign currency rates:

11.                                 Valuation history (include last third party price and date, if any and fair valuation history, prices and dates):

Prepared by::

Name:	Date:

Reviewed by (Investment Officer)

Name:	Date:

Reviewed by (Pricing Committee):

Name:	Date:

This valuation was prepared in accordance with the Credit Suisse Policy for Valuation of Portfolio Securities.

19

SCHEDULE 3

Schedule of Exceptions to Financial Bring-down

As of October 31, 2008, the Net Asset Value of the Borrower decreased by 27.93% from its Net Asset Value as of September 30, 2008.

EXHIBIT A

FORM OF NOTE

U.S. $75,000,000	December , 2008

FOR VALUE RECEIVED, Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), hereby promises to pay to STATE STREET BANK AND TRUST COMPANY (the “Bank”) at the office of the Agent (as defined below) at 100 Huntington Avenue, Boston, Massachusetts 02116:

(a) prior to or on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of Seventy-Five Million dollars (U.S. $75,000,000) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to the Borrower pursuant to the Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Bank, other lending institutions party thereto and State Street Bank and Trust Company, as agent (the “Agent”);

(b) without duplication, the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c) interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of each Loan or at the time of receipt of each payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

This Note is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. Each the Borrower and the Bank agrees that any suit for the enforcement of this Note or any other action brought by such person arising hereunder or in any way related to this Note whether sounding in contract, tort, equity or otherwise, shall be brought in the courts of the Commonwealth of Massachusetts or a federal court sitting therein, and consents to the exclusive jurisdiction of such court and the service of process in any suit being made upon such person by mail at the address specified in Section 9.01 of the Credit Agreement. Each of the Borrower and the Bank hereby waives any objection that it may now or hereafter have to the venue of any suit brought in Boston, Massachusetts or any court sitting therein or that a suit brought therein is brought in an inconvenient court.

2

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as a document under seal in its name by its duly authorized officer as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

3

			Amount of	Balance of
	Amount	Type	Principal Paid	Principal	Notation
Date	of Loan	of Loan	or Prepaid	Unpaid	Made By

4

EXHIBIT B

FORM OF

NOTICE OF BORROWING

DATE:[Insert Date] (the “Notice Date”)

TO:                            STATE STREET BANK AND TRUST COMPANY, as Agent

[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE HIGH YIELD BOND FUND

Reference is hereby made to that certain Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(a) of the Credit Agreement, the Borrower hereby requests the Loan described below:

Type of Loan:	[Base Rate][LIBOR]

If LIBOR:	[Interest Period]

[Domestic][LIBOR] Business Day of proposed borrowing:	[Insert Date] (the “Proposed Borrowing Date”)

Amount of Loan requested hereby:	$

The undersigned hereby certifies as follows:

(a)

the Aggregate Commitment Amount (after giving effect to each reduction thereof that has been requested by the Borrower, if any, but which remains pending as of 2:00 p.m. (Boston, Massachusetts time) on the Notice Date (the “Notice Time”)) (the “Applicable Aggregate Commitment Amount”) is

$ ;

(b) as of the close of business on the Domestic Business Day immediately preceding the Notice Date (the “Measurement Time”), the Maximum Amount (per Annex 1 hereto) (the “Applicable Maximum Amount”) is	$ ;

(c)	the Pro-forma Outstanding Amount (as set defined on Annex 1 hereto) is less than the Applicable Aggregate Commitment Amount;

(d)	the Applicable Total Debt (as defined on Annex 1 hereto) does not exceed the Applicable Maximum Amount;

(e)

on the Proposed Borrowing Date (immediately after giving effect to all proposed Loans referred to in B and C on Annex 1 hereto), the sum of the outstanding principal balance of all Loans plus all other Debt of the Borrower will not exceed the Maximum Amount then in effect;

(f)

each of the representations and warranties of the Borrower set out in the Loan Documents remains true and accurate as of the Notice Time (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and will be true and accurate on the Proposed Borrowing Date immediately after giving effect to the borrowing of the Loan(s) requested hereby;

(g)	no Default has occurred and is continuing; and

(h)	immediately after giving effect to the borrowing herein requested on the Proposed Borrowing Date, no Default shall exist.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

2

Annex 1

to

Notice of Borrowing

A.	The aggregate outstanding principal balance of all Loans as of the Notice Time	$

B.	The amount of the Loan requested hereby	$

C.	The amount of all Loans (without duplication of B immediately above) requested the disbursement of which is pending as of the Notice Time	$

D.	A + B + C (the “Pro-forma Outstanding Amount”)	$

E.	All other Debt	$

F.	Sum of D and E (“Applicable Total Debt”)	$

G.

The maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law (as defined in the Credit Agreement), including the Investment Company Act (as defined in the Credit Agreement)

$

H.

The maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus (as defined in the Credit Agreement) and the Investment Policies and Restrictions (as defined in the Credit Agreement)

$

I.

In the event that the Borrower shall have entered into any agreement(s) with any Authority (as defined in the Credit Agreement) limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist,(1) the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements

$

J.	The maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.07 or Section 5.19 of the Credit Agreement	$

K.	The least of G, H, I and J (the “Applicable Maximum Amount”)(2)	$

(1)          If there are no such agreements, enter N/A

(2)          If I is completed as “N/A”, ignore it for purposes of these calculations.

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EXHIBIT C

FORM OF NOTICE OF CONVERSION

DATE:

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent
[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE HIGH YIELD BOND FUND

Reference is hereby made to that certain Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse High Yield Bond Fund, a Delaware statutory trust, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.02(b) of the Credit Agreement, please convert or continue the following Loan as set forth below:

Existing Loan

Type	Amount
LIBOR	$

Base Rate	$

If LIBOR, last day of current Interest Period is:

New Loan

Continue As			Interest
/Convert to	Amount	Date*	Period
LIBOR	$

Base Rate	$		N/A

The undersigned hereby certifies that no Event of Default has occurred and is continuing or would occur immediately after giving effect to the conversion or continuation of the Loan(s) herein requested.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

*Must be a Domestic Business Day or a LIBOR Business Day, as applicable.

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EXHIBIT D

FORM OF BORROWING BASE REPORT

Date

STATE STREET BANK AND TRUST COMPANY

[Address(es) (a Borrowing Base Report that accompanies a Notice of Borrowing need only be sent to the Agent, while periodic Borrowing Base Reports need to be sent to the Agent and each Bank)]

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Borrowing Base Report is delivered to you pursuant to [Section 2.02(a) or Section 5.01(c)] of the Credit Agreement. The undersigned hereby certifies to you as follows:

(a)                                  as of the close of business on [Date](1) (the “Notice Time”), the Borrowing Base was $                    (the “Applicable Borrowing Base”),

(b)                                 Annex 1 attached hereto is a true and accurate detailed calculation of the Borrowing Base as of the Notice Time,

(c)                                  the aggregate outstanding principal balance of the Loans [[immediately AFTER giving effect to the making of the Loans requested in the Notice of Borrowing dated            (2)] or [at the Notice Time(3)]]: $                      (the “Applicable Loan Amount”), and

(1)                     For a Borrowing Base Report delivered pursuant to Section 2.02(a) of the Credit Agreement, this date should be the Domestic Business Day immediately preceding the proposed borrowing date related thereto. For a Borrowing Base Report delivered pursuant to Section 5.01(c) of the Credit Agreement, this date should be the last Domestic Business Day of the immediately preceding calendar week.

(2)                     For use when borrowing.

(3)                     For periodic reporting.

(d)                                 the Applicable Borrowing Base [is less than][equals][exceeds] the Applicable Loan Amount.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

Annex 1

to

Borrowing Base Report

[TO FOLLOW]

EXHIBIT E

FORM OF

ASSIGNMENT AND ACCEPTANCE

Date

Reference is made to the Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                                                                                (the “Assignor”) and                                                         (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$               ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [           %] in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is [$                   ], its Commitment Percentage is [    %], the aggregate outstanding principal balance of its Loans equals [$                    ] , (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Note delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to	Amount of Note

Assignor	$
Assignee	$

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent, or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[ ; and (f) attaches hereto the forms required to be delivered by it pursuant to Section 2.11 of the Credit Agreement].

§4.  Effective Date.  The effective date for this Assignment and Acceptance shall be  [               ] [such date to be no earlier than the third Domestic Business Day after the date that a fully signed copy hereof shall have been delivered to the Agent] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrower, if required by the Credit Agreement) and recording in the Register.

§5. Rights Under Credit Agreement. Upon such recording in the Register, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement other than its obligations, if any, under Section 9.09 thereof; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

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§6. Payments. Upon such recording in the Register, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. This Agreement is a contract under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of Commonwealth of Massachusetts, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[CONSENTED TO:]

[NAME OF BORROWER]

[By:
Name:
Title:]

[STATE STREET BANK AND TRUST COMPANY, as Agent

By:
Name:
Title:]

4

EXHIBIT F

FORM OF STATUTORY COVERAGE RATIO CERTIFICATE

Date

STATE STREET BANK AND TRUST COMPANY

[Address(es) (Statutory Coverage Ratio Certificates delivered pursuant to Section 2.02 of the Credit Agreement need only be sent to the Agent, while Statutory Coverage Ratio Certificates delivered pursuant to Section 5.01(d) need to be sent to the Agent and each Bank)]

Attention:

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto and State Street Bank and Trust Company, as Agent for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

This Statutory Coverage Ratio Certificate is delivered to you pursuant to [Section 2.02 or Section 5.01(d)] of the Credit Agreement. The undersigned hereby certifies to you as follows:

(a)                                  as of the close of business on [Date](1) (the “Notice Time”), the Statutory Coverage Ratio was        :        ,

(b)                                 the following is a true and accurate calculation of the Statutory Coverage Ratio as of the Notice Time:

A	Asset Value of Total Assets	$	[ ]

B	Total Liabilities that are not Senior Securities Representing Indebtedness	$	[ ]

C	Senior Securities Representing Indebtedness	$	[ ]

Statutory
Coverage Ratio(2)	(A-B)/C	[ ]:1.00

(1)                     The last Domestic Business Day of the immediately preceding calendar week.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

(2)                     Express ratio two decimal places out.

2

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Reference is hereby made to that certain Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

This Compliance Certificate is delivered to you pursuant to Section 5.01(e) of the Credit Agreement. The undersigned hereby certifies to you that, as of [fill in the appropriate fiscal year-end, semi-annual period or monthly Calculation Date], [no Default has occurred and is continuing] or [the following Default[s] [has/have] occurred and [is/are] continuing:                                  and the Borrower [has taken/is taking] the following actions with respect thereto:                                                                           ].

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

EXHIBIT H

FORM OF

NOTICE OF REPAYMENT

DATE:[Insert Date] (the “Notice Date”)

TO:	STATE STREET BANK AND TRUST COMPANY, as Agent
[Insert proper address(es) per the Credit Agreement]

FROM: CREDIT SUISSE HIGH YIELD BOND FUND

Reference is hereby made to that certain Credit Agreement, dated as of December 12, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.05(g) of the Credit Agreement, the Borrower hereby notifies the Agent of the following Loan repayment/prepayment:

Type of Loan:	[Base Rate][LIBOR]

If LIBOR:	[Interest Period]

[Domestic][LIBOR] Business Day of proposed repayment/prepayment:	[Insert Date] (the “Proposed Repayment Date”)

Amount of repayment/prepayment:	$
(the “Repayment Amount”)

The Agent is hereby authorized and directed to debit the following DDA account on the Proposed Repayment Date in the amount of the Repayment Amount and apply the proceeds thereof repay/prepay the outstanding principal balance of such Loan: DDA Acct No.:

[The balance of this Notice only needs to be completed if, after giving effect to the repayment/prepayment contemplated hereby, all or any portion of any Loan would remain outstanding]

The undersigned hereby certifies as follows:

(a)	the Aggregate Commitment Amount (after giving effect to each reduction thereof that has been requested by the Borrower, if any, but which remains pending as of 2:00 p.m.

	(Boston, Massachusetts time) on the Notice Date (the “Notice Time”)) (the “Applicable Aggregate Commitment Amount”) is	$	;

(b)	as of the close of business on the Domestic Business Day immediately preceding the Notice Date (the “Measurement Time”), the Maximum Amount (per Annex 1 hereto) (the “Applicable Maximum Amount”) is	$	;

(c)	the Pro-forma Outstanding Amount (as set defined on Annex 1 hereto) is less than the Applicable Aggregate Commitment Amount;

(d)	the Applicable Total Debt (as defined on Annex 1 hereto) does not exceed the Applicable Maximum Amount; and

(e)

on the Proposed Repayment Date (immediately after giving effect to the repayment/prepayment of the Payment Amount), the sum of the outstanding principal balance of all Loans plus all other Debt of the Borrower will not exceed the Maximum Amount then in effect.

CREDIT SUISSE HIGH YIELD BOND FUND

By:
Name:
Title:

2

Annex 1

to

Notice of Repayment

A.	The aggregate outstanding principal balance of all Loans as of the Notice Time	$
B.	The Repayment Amount	$
C.	A - B (the “Pro-forma Outstanding Amount”)	$
D.	All other Debt	$
E.	Sum of C and D (“Applicable Total Debt”)	$
F.

The maximum amount of Debt that the Borrower would be permitted to incur pursuant to Applicable Law (as defined in the Credit Agreement), including the Investment Company Act (as defined in the Credit Agreement)

$
G.

The maximum amount of Debt that the Borrower would be permitted to incur pursuant to the limitations on borrowings in its Prospectus (as defined in the Credit Agreement) and the Investment Policies and Restrictions (as defined in the Credit Agreement)

$
H.

In the event that the Borrower shall have entered into any agreement(s) with any Authority (as defined in the Credit Agreement) limiting the amount of Debt that the Borrower may create, incur, assume or suffer to exist,(1) the maximum amount of Debt that the Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreements

$
I.	The maximum amount of Debt that the Borrower would be permitted to incur without violating Section 5.07 or Section 5.19 of the Credit Agreement	$
J.	The least of F, G, H, and I (the “Applicable Maximum Amount”)(2)	$

(1)  If there are no such agreements, enter N/A

(2)  If I is completed as “N/A”, ignore it for purposes of these calculations.

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